Exhibit 4.1

Execution Version

LINDBLAD EXPEDITIONS HOLDINGS, INC,
as Issuer,

EACH OF THE GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Collateral Agent

INDENTURE

Dated as of May 2, 2023

$275,000,000 9.000% SENIOR SECURED NOTES DUE 2028

TABLE OF CONTENTS

i

v

Exhibits
Exhibit A	–	Form of Note
Exhibit B	–	Form of Transfer Certificate for Transfer from Restricted Global Note to Regulation S Global Note
Exhibit C	–	Form of Transfer Certificate for Transfer from Regulation S Global Note to Restricted Global Note
Exhibit D	–	Form of Supplemental Indenture

INDENTURE, dated as of May 2, 2023, among Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Issuer”), the Guarantors party hereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), as Principal Paying Agent, as Transfer Agent, as Registrar and as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 9.000% Senior Secured Notes due 2028 issued on the date hereof (the “Original Notes”) and any additional 9.000% Senior Secured Notes due 2028 (the “Additional Notes”) that may be issued after the Issue Date in compliance with this Indenture. The Original Notes and the Additional Notes together are referred to herein as the “Notes.” The Issuer has received good and valuable consideration for the execution and delivery of this Indenture. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer and (ii) this Indenture a legal, valid and binding agreement of the Issuer in accordance with the terms of this Indenture. It is also a condition of the contemplated purchase of the Notes by the Holders that the Guarantors be party to this Indenture and jointly and severally make the Note Guarantees provided for hereunder, and the Guarantors have each agreed to do so in consideration of the benefit each will derive by reason of the sale of the Notes by the Issuer.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

Article One
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01       Definitions.

“Acquired Debt” means, with respect to any specified Person:

(a)            Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Restricted Subsidiary; and

(b)            Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“After-Acquired Property” means (a) any Related Vessel Property acquired from time to time relating to the Mortgaged Vessels, (b) any Replacement Vessel (and the Related Vessel Property pertaining thereto) which either (i) replaces a Mortgaged Vessel that was subject to an Event of Loss or (ii) replaces a Mortgaged Vessel that was sold in an Asset Sale to any Person other than an All-Assets Grantor and (c) any other asset of the same type as any of such All-Assets Grantor’s assets that were intended to be a part of the Collateral as of the Issue Date.

“All-Assets Grantor” means, as of the Issue Date, Lindblad Bluewater II Limited and LEX Endurance Ltd., and thereafter, any Subsidiary of the Issuer that owns a Mortgaged Vessel (including any Replacement Vessel) from time to time.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)            1.0% of the principal amount of the Note; and

(2)            the excess of:

(a)            the present value at such redemption date of (i) the redemption price of the Note at May 15, 2025 (such redemption price set forth in the table appearing in Section 3.06(d)) plus (ii) all required interest payments due on the Note through May 15, 2025 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)            the principal amount of the Notes.

For the avoidance of doubt, calculation or verification of the calculation of the Applicable Premium shall not be an obligation or duty of the Trustee or the Registrar or any Paying Agent.

“Approved Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Asset Sale” means:

(a)            the sale, lease, conveyance or other disposition of any assets by the Issuer or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by Section 4.11 and/or Article Five and not by Section 4.09; and

(b)            the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares and shares to be held by third parties to meet the applicable legal requirements).

Notwithstanding the preceding provisions, none of the following items will be deemed to be an Asset Sale:

(a)            any single transaction or series of related transactions that involves assets having a Fair Market Value of less than the greater of (i) $10.0 million and (ii) 1.0% of Total Tangible Assets of the Issuer at the end of the most recent Calculation Period, determined at the time of the making of such disposition;

(b)            a transfer of assets or Equity Interests between or among the Issuer and any Restricted Subsidiary; provided, that any Person receiving a transfer of assets or Equity Interests constituting Collateral pursuant to this clause (b) shall grant a Lien on such assets or Equity Interests to secure the Notes;

(c)            an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary;

(d)            the sale, lease or other transfer of inventory, insurance proceeds or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries;

(e)            licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(f)            any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(g)            any transfer, assignment or other disposition deemed to occur in connection with the creation or granting of Liens not prohibited by Section 4.07;

(h)            the sale or other disposition of cash or Cash Equivalents;

(i)            a Restricted Payment that does not violate Section 4.08 or a Permitted Investment;

(j)            the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(k)            the foreclosure, condemnation or any similar action with respect to any property or other assets or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(l)            the disposition of assets to a Person who is providing services (the provision of which have been or are to be outsourced by the Issuer or any Restricted Subsidiary to such Person) related to such assets;

(m)            the sale of any property in a sale and leaseback transaction that does not violate the terms of this Indenture;

(n)            bareboat and time charters, leases and other similar arrangements in the ordinary course of business;

(o)            sales, transfers and other dispositions of Investments in joint ventures or similar arrangements made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(p)            any Total Loss (including an Event of Loss).

“Attributable Debt” means, with respect to any sale and leaseback transaction at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of the Issuer to be the interest rate implicit in the lease determined in accordance with GAAP, or, if not known, at the Issuer’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(a)            with respect to a corporation or company, the board of directors of the corporation or company, or any committee thereof duly authorized to act on behalf of such board;

(b)            with respect to a partnership, the board of directors of the general partner of the partnership;

(c)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Book-Entry Interest” means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by DTC and its nominees and successors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law, regulation or executive order to close.

“Calculation Period” means, as of any date of determination, the most recently ended four full fiscal quarters of the Issuer for which internal financial statements are available.

“Capital Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a finance lease obligation under GAAP, and, for purposes of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the Person’s financial statements.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the U.S. Securities Act, (2) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the U.S. Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof or (3) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities, Indebtedness incurred in connection with a sale and leaseback transaction, Indebtedness incurred in the ordinary course of business, Capital Lease Obligations, purchase money obligations or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means:

(a)            in the case of a corporation, corporate stock;

(b)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;

(d)            in the case of a Cayman Islands exempted company, issued share capital; and

(e)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(a)            direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the European Union, the United States of America, the United Kingdom, Australia, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the European Union or the United States of America, the United Kingdom, Australia, Switzerland or Canada, as the case may be, and which are not callable or redeemable at the Issuer’s option;

(b)            overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union or of the United States of America or any state thereof, Switzerland, the United Kingdom, Australia or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency; provided, further, that any cash held pursuant to clause (f) below not covered by the foregoing may be held through overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company organized and operating in the applicable jurisdiction;

(c)            repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)            commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(e)            money market funds or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition; and

(f)            cash in any currency in which the Issuer and its Subsidiaries now or in the future operate, in such amounts as the Issuer determines to be necessary in the ordinary course of their business.

“Cash Management Obligations” means, as to any Person, any and all obligations of such person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, stored value card, electronic funds transfer, purchasing cards, netting services, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), positive pay service, employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and deposit accounts.

“Change of Control” means the occurrence of any of the following:

(a)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act)) other than a Principal or a Related Party of a Principal; or

(b)            the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” as defined above), other than the Principal and/or any of its Related Parties, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the issued and outstanding Voting Stock of the Issuer measured by voting power rather than number of shares.

“Chargor” means, as of the Issue Date, Lindblad Maritime Enterprises, Ltd., and thereafter, any Subsidiary of the Issuer that directly owns the Capital Stock of an All-Assets Grantor from time to time.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the following assets, subject to the exceptions set forth in the Security Documents and Permitted Liens:

(a)            each of the Mortgaged Vessels owned by the All-Assets Grantors on the Issue Date, and, in each case, an assignment (w) of insurance claims, (x) of interests in any requisition compensation or other compensation paid by any governmental authority for the requisition of title, confiscation or compulsory acquisition, (y) of interests in all charter hire payable to the applicable All-Assets Grantor in respect of charters as well as all other earnings, remunerations and compensation of any nature arising out of the use or employment of a Vessel and (z) or rights and interests in all warranty claims of the applicable All-Assets Grantor under the shipbuilding contract, in each case, in respect of such Vessels;

(b)            shares of Capital Stock of each All-Assets Grantor;

(c)            material intellectual property owned or controlled by each All-Assets Grantor; and

(d)            substantially all other assets, including, but not limited to, cash and Cash Equivalents, inventory, trade receivables and intangibles of the All-Assets Grantors.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income (other than in the case of clauses (d), (i), (n) and (o) below), without duplication:

(a)            provision for taxes based on income or profits or capital, including state, local and franchise taxes (or the non-U.S. equivalent thereof) of such Person and its Subsidiaries which are Restricted Subsidiaries for such period (including tax expenses of foreign Subsidiaries and foreign withholding taxes paid or accrued for such period); plus

(b)            the Fixed Charges of such Person and its Subsidiaries which are Restricted Subsidiaries for such period and any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk; plus

(c)            the total amount of depreciation and amortization expenses (including amortization of goodwill and other intangibles, and all expenditures in respect of licensed or purchased software or internally developed software and software enhancements that are, or are required to be reflected as, capitalized costs, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges, expenses or losses (excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash charges, expenses or losses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus

(d)            cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Net Income for any previous period; plus

(e)            any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write downs related to intangible assets, long-lived assets, investments in debt and equity securities or otherwise as a result of a change in law or regulation; plus

(f)            any net loss from discontinued operations (so long as such operations remain discontinued) and any net loss on disposal of discontinued operations and any expenses, charges, accruals or reserves related to the closure and/or consolidation of offices and facilities (including in connection with discontinued operations); plus

(g)            any losses attributable to the extinguishment of any (i) Indebtedness or (ii) derivative instruments of the Issuer or any of the Restricted Subsidiaries; plus

(h)            any fees, expenses, costs or charges (including all transaction, restructuring and transition costs, fees and expenses (including diligence costs, cash severance costs, retention payments to employees, lease termination costs and reserves)) or any amortization thereof, related to any Restricted Payment, acquisition, asset disposition, equity offer or issuance, recapitalization, reorganization or incurrence of Indebtedness permitted hereunder (in each case, including any such transaction undertaken but not completed) or any amendment or modification hereof or thereof; plus

(i)            any extraordinary, non-recurring or unusual losses, expenses or charges (including costs, and payments, in connection with actual or prospective litigation, legal settlements, fines, judgments or orders); plus

(j)            any expenses, charges or other costs related to any Equity Offering permitted by this Indenture or relating to the offering of the Notes, in each case, as determined in good faith by the Issuer; plus

(k)            the amount of any management, monitoring, consulting and advisory fees and related expenses paid in such period to consultants and advisors; plus

(l)            any costs or expense incurred pursuant to any management equity plan, long-term incentive plan or share or unit option plan or any other management or employee benefit plan or agreement or any share our unit subscription or shareholder or similar agreement, to the extent that such costs or expense are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 4.08(a)(iii)(B); plus

(m)            the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on, or other cash payments in respect of, Equity Interests held by such parties; plus

(n)            the amount of “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies related to any acquisition, divestiture, investment, restructurings, cost savings initiatives and other initiatives after the Issue Date and projected by the Issuer in good faith to result from actions taken, committed to be taken or expected to be taken no later than 18 months after the end of such period (which “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies are reasonably identifiable and factually supportable (in the good faith determination of the Issuer); provided, further, that the aggregate amount of add backs made pursuant to this clause (n) shall not exceed an amount equal to 25% of Consolidated EBITDA for the applicable period for which Consolidated EBITDA is being determined (and such determination shall be made prior to the making of, and without giving effect to, any adjustments pursuant to this clause (n)); plus

(o)            any earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any Investment made in compliance with this Indenture or any Investment consummated prior to the Issue Date, which is paid or accrued during such period; plus

(p)            the amount of Consolidated EBITDA for a four fiscal quarter period reasonably expected by the Issuer to be realized from any marine vessel owned by, or leased by, the Issuer and the Restricted Subsidiaries that has entered into service during such period within 12 months following the commencement of service, calculated on a pro forma basis as though such Consolidated EBITDA had been realized on the first day of the applicable period and was realized during the entirety of such period (net of any actual Consolidated EBITDA generated as a result of such entry into service for the same period); provided, that (A) such amount is reasonably identifiable (in the good faith determination of the Issuer) and (B) such marine vessel shall have actually commenced entry into service; minus

(q)            non-cash gains increasing such Consolidated Net Income for such period (other than any non-cash items increasing such Consolidated Net Income pursuant to clauses (a) through (m) of the definition of Consolidated Net Income), other than the reversal of a reserve for cash charges in a future period in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

In addition, to the extent not already included in the Consolidated Net Income of the Issuer and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated EBITDA shall include the amount of proceeds received (or reasonably expected to be received) from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Investment, any acquisition, any Asset Sale (or other disposition) or otherwise. Furthermore, Consolidated EBITDA shall be calculated without regard to (1) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, and (2) effects of adjustments pursuant to GAAP resulting from the application of purchase accounting in relation to any acquisition.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) attributable to such Person and its Subsidiaries which are Restricted Subsidiaries for such period, out of such Person’s consolidated net income (excluding the net income (loss) of any Unrestricted Subsidiary), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(a)            any goodwill or other intangible asset impairment, charges will be excluded;

(b)            the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash or Cash Equivalents (or converted into cash or Cash Equivalents) to the specified Person or a Restricted Subsidiary which is a Subsidiary of the Person;

(c)            solely for the purpose of determining the amount available for Restricted Payments under Section 4.08(a)(iii)(A), any net income (loss) of any Restricted Subsidiary (other than any Guarantor) will be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer (or any Guarantor that holds the Equity Interests of such Restricted Subsidiary, as applicable) by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Notes, this Indenture, the Existing Secured Notes, the indenture governing the Existing Secured Notes or the Credit Agreement); except that the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed (or converted into cash or Cash Equivalents) by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary (other than any Guarantor), to the limitation contained in this clause);

(d)            any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Issuer or any Restricted Subsidiaries (including pursuant to any sale leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Issuer) or in connection with the sale or disposition of securities will be excluded;

(e)            any extraordinary, non-recurring, unusual or exceptional, gain, loss or charge or any profit or loss on the disposal of property, investments and businesses, asset impairments, or any non-cash charges or reserves in respect of any restructuring, redundancy, integration or severance or any expenses, charges, reserves or other costs related to acquisitions will be excluded;

(f)            any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards will be excluded;

(g)            all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness will be excluded;

(h)            any one time non-cash charges or any increases in amortization or depreciation resulting from purchase accounting, in each case, in relation to any acquisition of another Person or business or resulting from any reorganization or restructuring involving the Issuer or its Subsidiaries will be excluded;

(i)             any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations will be excluded; provided that any such gains or losses shall be included during the period in which they are realized;

(j)             (x) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and (y) any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies will be excluded;

(k)            any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary owing to the Issuer or any Restricted Subsidiary will be excluded;

(l)             the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period will be excluded; and

(m)           any gains (losses) resulting from the return of surplus assets of any Plan shall be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Debt” means Indebtedness of the Issuer, any of its Restricted Subsidiaries or any direct or indirect parent of the Issuer issued after the Issue Date that is convertible or exchangeable into Capital Stock of any such entity (or any direct or indirect parent) and/or cash based on the value of such Capital Stock.

“Corporate Trust Office” means the address of the Trustee or the Collateral Agent, as applicable, specified in Section 12.01 hereof or such other address as to which the Trustee or the Collateral Agent, as applicable, may give notice to the Issuer.

“Credit Agreement” means the revolving credit facility provided for in the Credit Agreement, dated as of February 4, 2022, entered into by and among Lindblad Expeditions, LLC, as borrower, the Issuer, the lenders and other financial institutions from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, as amended and restated, modified, renewed, extended, supplemented, refunded, replaced, restructured in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more agreements, facilities (whether or not in the form of a debt facility or commercial paper facility), securities or instruments, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Agreement.

“Credit Facilities” means one or more debt facilities or commercial paper facilities or debt securities or other forms of debt financing (including, for the avoidance of doubt, the Credit Agreement), in each case, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit, or debt securities, including any related notes, guarantees, collateral documents, indentures, agreements relating to Hedging Obligations or Cash Management Obligations, and other instruments, agreements and documents executed in connection therewith, in each case as amended and restated, modified, renewed, extended, supplemented, refunded, replaced, restructured in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more agreements, facilities (whether or not in the form of a debt facility or commercial paper facility), securities or instruments, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Registered Note” means, with respect to the Notes, a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A attached hereto except that such Note shall not bear the legends applicable to Global Notes and shall not have the “Schedule of Principal Amount in the Global Note” attached thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the six-month anniversary of the date that the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a “Change of Control” or an “Asset Sale” will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.08. For purposes hereof, the amount of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined as set forth herein.

“DTC” means The Depository Trust Company, its nominees and successors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of the Equity Interests (other than Disqualified Stock and other than offerings registered on Form S-8 (or any successor form) under the U.S. Securities Act or any similar offering in other jurisdictions) of the Issuer.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Issuer, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Euroclear” means Euroclear SA/NV.

“Event of Loss” means the actual or constructive total loss, arranged or compromised total loss, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title or use of, a Vessel that constitutes part of the Collateral.

“Excluded Assets” means:

(a)any intellectual property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable of any right, title or interest of an All-Assets Grantor therein;

(b)            any lease, license, permit, governmental authorization, instrument, document, contract, property rights, agreement or similar asset to which an All-Assets Grantor is a party, or any of its rights or interests thereunder, if and for so long as the grant of such security interest shall constitute or result in: (a) the abandonment, invalidation or unenforceability of any right, title or interest of the All-Assets Grantor therein or (b) a breach or termination pursuant to the terms of, or a default under, any such lease, license, permit, governmental authorization, instrument, document, contract, property rights, agreement or similar asset (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that a security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, permit, governmental authorization, instrument, document, contract, property rights, agreement or similar asset that does not result in any of the consequences specified in clauses (a) or (b) above, including any proceeds of such lease, license, permit, governmental authorization, instrument, document, contract, property rights, agreement or similar asset;

(c)            any property and assets the pledge or charge of which is prohibited by any legal requirement of a Governmental Authority or would require governmental consent, approval, license or authorization which has not been obtained (except to the extent such requirement consent, approval, license or authorization is ineffective under applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC)) and other than proceeds and receivables of any such property or assets which are not themselves excluded from the Collateral;

(d)            any equipment (as such term is defined in the UCC) owned by any All-Assets Grantor that is subject to a purchase money Lien; and

(e)            any motor vehicle, aircraft, rolling stock and vessels (as such terms are defined in the UCC) (other than the Mortgaged Vessels) owned or leased by any All-Assets Grantor and any other assets subject to certificates of title, in each case, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement.

“Excluded Subsidiary” means any Subsidiary of the Issuer (other than a Secured Guarantor) that is: (a) a joint venture or a Subsidiary that is not otherwise a wholly owned Restricted Subsidiary (other than with respect to directors’ qualifying or nominee shares); (b) [Reserved]; (c) an Immaterial Subsidiary; (d) an Unrestricted Subsidiary; (e) not-for-profit Subsidiary; (f) prohibited by applicable law or contractual obligation (including any contractual obligation governing Indebtedness) from guaranteeing or granting Liens to secure the Notes or with respect to which any consent, approval, license or authorization from any governmental authority would be required for the provision of any such guarantee (but in the case of such guarantee being prohibited due to a contractual obligation, such contractual obligation shall have been in place prior to the Issue Date or at the time such Subsidiary became a Restricted Subsidiary) and is not created in contemplation of or in connection with such person becoming a Restricted Subsidiary; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary solely pursuant to this clause (f) if such consent, approval, license or authorization has been obtained; provided, further, that the Issuer will use commercially reasonable efforts to overcome or eliminate any such restrictions in this clause (f), including (x) using any reasonably available “whitewash” procedures or similar procedures that would be required and/or (y) demonstrating that corporate benefits will be derived from the transaction; (g) any Subsidiary with respect to which providing a guarantee would result in material adverse tax consequences to the Issuer and its Subsidiaries (taken as a whole) as reasonably determined by the Issuer; or (h) a Subsidiary with respect to which the Issuer reasonably determines that the costs or other consequences (including adverse tax consequences) of providing a guarantee of the Notes are excessive in relation to the benefits to the Holders.

“Existing Indebtedness” means all Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date.

“Existing Secured Notes” means the $360,000,000 aggregate principal amount of 6.750% Senior Secured Notes due 2027 issued by Lindblad Expeditions, LLC pursuant to the Indenture, dated as of February 4, 2022, among Lindblad Expeditions, LLC, as issuer, the Issuer, as parent guarantor, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee and collateral trustee.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller, determined in good faith by a responsible accounting or financial officer of the Issuer.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries which are Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible accounting or financial officer of the Issuer) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (i) any Permitted Debt incurred on the Calculation Date pursuant to Section 4.06(b) or (ii) the discharge on the Calculation Date of any Indebtedness to the extent that such discharge results from the proceeds of Permitted Debt.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(a)            acquisitions that have been made by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries which are Restricted Subsidiaries acquired by the specified Person or any of its Subsidiaries which are Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries which are Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible accounting or financial officer of the Issuer and may include anticipated expense and cost reduction synergies that would be permitted to be included in a pro forma prepared in accordance with Regulation S-X under the U.S. Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(b)            the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(c)            the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries which are Restricted Subsidiaries following the Calculation Date;

(d)            any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(e)            any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(f)            if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months, or, if shorter, at least equal to the remaining term of such Indebtedness).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a)            the consolidated interest expense (net of interest income) of such Person and its Subsidiaries which are Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt discount (but not debt issuance costs), non-cash interest payments, the interest component of deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(b)            the consolidated interest expense of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period; plus

(c)            any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries; plus

(d)            the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Issuer or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of the Issuer.

Notwithstanding any of the foregoing, Fixed Charges shall not include any payments on any operating leases.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any Indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets, sureties or otherwise).

“Guarantors” means any Restricted Subsidiary of the Issuer that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)            interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)            other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c)            other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means, on any date of determination, any Subsidiary (other than an All-Assets Grantor) with (i) consolidated total assets equal to or less than 2.5% of total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis and (ii) consolidated gross revenues equal to or less than 2.5% of total consolidated gross revenues of the Issuer and its Restricted Subsidiaries, in each case as determined in accordance with GAAP, and with respect to revenue, for the immediately preceding four fiscal quarter period for which financial statements have been delivered pursuant to Section 4.19; provided, that at no time shall all Immaterial Subsidiaries so designated by the Issuer have (i) consolidated total assets equal to or greater than 5.0% of total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis and (ii) consolidated gross revenues equal to or greater than 5.0% of total consolidated gross revenues of the Issuer and its Restricted Subsidiaries, in each case, as determined in accordance with GAAP, and with respect to revenue, for the immediately preceding four fiscal quarter period for which financial statements have been delivered pursuant Section 4.19.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables):

(a)            in respect of borrowed money;

(b)           evidenced by bonds, notes, debentures or similar instruments for which such Person is responsible or liable;

(c)            representing reimbursement obligations in respect of letters of credit, bankers’ acceptances or similar instruments (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence);

(d)            representing Capital Lease Obligations;

(e)            representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed;

(f)             representing any Hedging Obligations; and

(g)            representing Attributable Debt;

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The term “Indebtedness” shall not include:

(a)            anything accounted for as an operating lease in accordance with GAAP as at the date of this Indenture;

(b)            contingent obligations in the ordinary course of business;

(c)            in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(d)           deferred or prepaid revenues;

(e)            purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the applicable seller; or

(f)            any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)            securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)            debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3)            investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)            corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, but excluding advances or extensions of credit to customers or suppliers made in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as Investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.08(d). The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.08(d). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means May 2, 2023.

“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the Board of Directors of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Condition Transaction” means (i) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control) or other transaction, whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or preferred stock, (iii) any Restricted Payment requiring irrevocable notice in advance thereof and (iv) any Asset Sale or a disposition excluded from the definition of “Asset Sale.”

“Management Advances” means loans and advances to future, present or former directors, employees, officers, members of management and consultants, their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners of the Issuer and its Restricted Subsidiaries (i) for bona fide business purposes, (ii) to purchase Equity Interests of the Issuer, in an aggregate amount for all such loans and advances made by the Issuer and the Restricted Subsidiaries not to exceed $1.5 million at any time outstanding and (iii) to purchase Equity Interests of the Issuer (other than Disqualified Stock), so long as, in the case of this clause (iii), a cash amount equal to such loans or advances is promptly reinvested in the Issuer.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgaged Vessels” shall mean, at any time, the marine vessels of the All-Assets Grantors that are subject to a Lien under the Security Documents. The Mortgaged Vessels shall consist of the following marine vessels (as defined in the respective Mortgage) as of the Issue Date:

Vessel Name	Flag

National Geographic Endurance	The Bahamas

National Geographic Resolution	The Bahamas

“Mortgages” shall mean (a) the mortgages, charges, deeds of trust, assignments of leases and rents, modifications and other security documents delivered on or around the Issue Date and (b) the mortgages and other security documents granting a Lien on any Mortgaged Vessel to secure the Obligations in respect of the Notes.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale or Event of Loss (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or Event of Loss, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of such Asset Sale or Event of Loss, taxes paid or payable as a result of such Asset Sale or Event of Loss, and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Vessel Aggregate Secured Debt Cap” means the sum of each of the New Vessel Secured Debt Caps (with such New Vessel Aggregate Secured Debt Cap to be expressed as the sum of the euro and U.S. dollar denominations of the New Vessel Secured Debt Caps reflected in the New Vessel Aggregate Secured Debt Cap).

“New Vessel Financing” means any financing arrangement (including any sale and leaseback transaction) entered into by the Issuer or any Restricted Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction and any related Ready for Sea Costs of a Vessel or Vessels or the acquisition of Capital Stock of Persons owning or to own a Vessel or Vessels.

“New Vessel Secured Debt Cap” means, in respect of a New Vessel Financing, no more than 80% of the contract price or prices, as applicable, or, in the case of a refinancing, 80% of the Fair Market Value, in respect of the Vessel or Vessels and any other Ready for Sea Cost of the related Vessel or Vessels (and 100% of any related export credit insurance premium), expressed in euros or U.S. dollars, as the case may be, being financed or refinanced by such New Vessel Financing.

“Non-Guarantor Subsidiary” means Issuer’s Subsidiaries that do not Guarantee the Notes.

“Non-Recourse Debt” means Indebtedness as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Obligations” means any principal, interest, fees, expenses, (including any interest, fees, expenses and other amounts accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses and other amounts are allowed or allowable claims under applicable state, federal or foreign law), penalties, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee, the Collateral Agent and the Holders of the Notes.

“Offering Memorandum” means the final offering memorandum in respect of the Notes dated April 17, 2023.

“Officer” means, with respect to any Person, the President, the Executive President, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, an Assistant General Counsel, an Executive Vice President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, an Assistant Secretary, or any individual designated by the Board of Directors of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer thereof.

“Opinion of Counsel” means an opinion, subject to customary qualifications and assumptions with respect to the provision under which such opinion is being delivered, from legal counsel who is reasonably acceptable to the Trustee and/or Collateral Agent, as applicable, that meets the requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer who is reasonably acceptable to the Trustee and/or Collateral Agent, as applicable.

“Pari Passu Debt” means any Indebtedness of the Issuer or the Guarantors that is secured equally and ratably by a lien on substantially the same assets which secure the Notes (or the Note Guarantees) and any Additional Notes issued under this Indenture.

“Permitted Bond Hedge Transaction” means any call options or capped call options referencing the Capital Stock of the Issuer or any direct or indirect parent of the Issuer purchased by the issuer of Convertible Debt to hedge such entity’s obligations to deliver Capital Stock and/or pay cash under such Convertible Debt, which call options are either “capped” or are purchased concurrently with the entry by the Issuer or any direct or indirect parent of the Issuer into a Permitted Warrant Transaction, in either case on terms that are customary for “call spread” transactions entered in connection with the issuance of convertible or exchangeable debt securities.

“Permitted Business” means (a) in respect of the Issuer and its Restricted Subsidiaries, any businesses, services or activities engaged in or proposed to be engaged in (as described in the Offering Memorandum) by the Issuer or any of the Restricted Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Issuer or any of the Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Permitted Investments” means:

(a)            any Investment in the Issuer or any Restricted Subsidiary (provided that no Investments of Collateral shall be permitted pursuant to this clause (a) unless the Person in whom such Investment of Collateral is being made shall grant a Lien on such assets or Equity Interests to secure the Notes);

(b)            any Investment in cash, Cash Equivalents or Investment Grade Securities;

(c)            any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (provided that no Investments of Collateral shall be permitted pursuant to this clause (c) unless the Person in whom such Investment of Collateral is being made shall grant a Lien on such assets or Equity Interests to secure the Notes):

(i)            such Person becomes a Restricted Subsidiary; or

(ii)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(d)            any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09;

(e)            any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(f)            any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(g)            Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business;

(h)            Investments represented by Hedging Obligations, which obligations are permitted to be incurred under Section 4.06(b)(xi);

(i)             repurchases of the Notes;

(j)             any Guarantee of Indebtedness permitted to be incurred under Section 4.06;

(k)            any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment (except to the extent such modification is permitted under this Indenture) existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(l)             Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article Five after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(m)           (i) Management Advances and (ii) advances of payroll payments to directors, officers, employees, members of management and consultants in the ordinary course of business;

(n)            Investments consisting of the licensing and contribution of intellectual property rights pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(o)            Investments consisting of, or to finance the acquisition, purchase, charter or leasing or the construction, installation or the making of any improvement with respect to any asset (including Vessels) or purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights, licenses or leases of intellectual property rights, in each case, in the ordinary course of business (including, for the avoidance of doubt any deposits made to secure the acquisition, purchase or construction of, or any options to acquire, any Vessel);

(p)            Investments in joint ventures or Unrestricted Subsidiaries; provided that the aggregate amount of all such Investments (without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, loan or advance) minus the amount of cash (and the fair market value of other assets) returned or repaid with respect to such Investments shall not exceed the greater of (i) $20.0 million and (ii) 2.5% of Total Tangible Assets of the Issuer for the most recently ended Calculation Period at the time of such Investment; provided that no Investments of Collateral shall be permitted pursuant to this clause (p);

(q)            Investments in joint ventures or similar arrangements in which the Issuer or any of its Restricted Subsidiaries holds an Investment existing on the Issue Date; provided that such Investments are made in the ordinary course of business; provided that no Investments of Collateral shall be permitted pursuant to this clause (q);

(r)             guarantees of passenger volume or port fees in the ordinary course of business;

(s)            any bareboat charter, lease or similar arrangements between or among the Issuer, any of its Restricted Subsidiaries and/or any joint venture or similar arrangement;

(t)            other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (t) that are at the time outstanding not to exceed the greater of (i) $60.0 million and (ii) 5.0% of Total Tangible Assets of the Issuer for the most recently ended Calculation Period at the time of such Investment; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant Section 4.17, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (a) or (c) of the definition of “Permitted Investments” and not this clause; provided that no Investments of Collateral shall be permitted pursuant to this clause (t); and

(u)            other Investments in an amount such that the Total Net Leverage Ratio on a pro forma basis as of the last day of the most recently ended Calculation Period at the time of such Investment, is less than or equal to 2.50 to 1.00; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.17, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (a) or (c) of the definition of “Permitted Investments” and not this clause; provided that no Investments of Collateral shall be permitted pursuant to this clause (u).

“Permitted Jurisdiction” means (i) any state of the United States of America, the District of Columbia or any territory of the United States of America, (ii) the Commonwealth of The Bahamas, (iii) the Cayman Islands, (iv) Ecuador and (v) Panama.

“Permitted Liens” means:

(a)            Liens on any property or assets (other than Collateral) securing Indebtedness permitted to be incurred pursuant to Section 4.06(b)(i);

(b)            Liens in favor of the Issuer or any of the Guarantors;

(c)            Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary;

(d)            Liens to secure the performance of statutory obligations, insurance, surety, or appeal bonds, workers compensation obligations, performance bonds, credit card processing arrangements (including in connection with any cash collateral, escrow or reserve requirements) or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit, bankers’ acceptances or similar instruments issued to assure payment of such obligations);

(e)            Liens on any property or assets (other than Mortgaged Vessels) of the Issuer or any Restricted Subsidiary for the purpose of securing Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness, in each case, incurred pursuant to Section 4.06(b)(v) in connection with the financing of all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation or improvement of property, plant or equipment or other assets (including Capital Stock) used in the business of the Issuer or any of its Restricted Subsidiaries; provided that any such Lien may not extend to any assets or property owned by the Issuer or any of its Restricted Subsidiaries at the time the Lien is incurred other than (i) the assets (including Vessels) and property acquired, improved, constructed, leased or financed (provided that to the extent any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness relate to multiple assets or properties, then all such assets and properties may secure any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness) and (ii) to the extent such Lien secures financing in connection with the purchase of a Vessel, Related Vessel Property;

(f)            Liens existing on the Issue Date (other than Liens securing the Notes and the Guarantees thereof);

(g)            Liens for taxes, assessments or governmental charges or claims that (x) are not yet due and payable or (y) are being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(h)            (a) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; (b) with respect to Vessels: (i) Liens fully covered (in excess of customary deductibles) by valid policies of insurance and (ii) Liens for crew’s wages and general average and salvage, including contract salvage; (c) Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution; (d) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations or in connection with performance bonds, surety bonds or statutory obligations or letters of credit to support the same, or with respect to workers’ compensation claims; (e) deposits to secure the performance of bids, sales, tenders, trade contracts (other than for Indebtedness), liability to insurance carriers, leases (other than Capital Lease Obligations), statutory obligations, surety, release, appeal or similar bonds, performance bonds, self-insurance programs and other obligations of a like nature incurred in the ordinary course of business; zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries; and (f) utility and similar deposits in the ordinary course of business;

(i)             survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(j)             Liens created for the benefit of (or to secure) the Notes (or the Note Guarantee) issued on the Issue Date;

(k)            Liens securing Indebtedness under (i) Hedging Obligations, which obligations are permitted to be incurred under Section 4.06(b)(xi) and (ii) Cash Management Obligations, which obligations are permitted by Section 4.06(b)(xvii);

(l)             Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(m)           Liens arising out of judgments, attachments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings;

(n)            Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(o)            Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p)            Leases, licenses, subleases and sublicenses of assets in the ordinary course of business and Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of assets entered into in the ordinary course of business;

(q)            Liens on cash deposited in a bank account owned by the Issuer or a Restricted Subsidiary to secure Indebtedness represented by letters of credit of the Issuer or such Restricted Subsidiary that is permitted to be incurred pursuant to Section 4.06(b)(iii);

(r)            (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary has easement rights or on any real property leased by the Issuer or any Restricted Subsidiary and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(s)            Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(t)            Liens on Unearned Customer Deposits (i) in favor of credit card companies pursuant to agreements therewith consistent with industry practice and (ii) in favor of customers;

(u)            pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of the Issuer or any Restricted Subsidiary’s business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists; (ii) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (iii) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other financial institutions in the ordinary course of business; and (iv) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(v)            (i) Liens over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any permitted disposal by the Issuer or a Restricted Subsidiary on condition that the cash paid into such escrow account in relation to a disposal does not represent more than 15% of the net proceeds of such disposal; and (ii) Liens on deposits or other amounts held in escrow to secure contractual payments (contingent or otherwise) payable by the Issuer or any of its Restricted Subsidiaries to a seller after the consummation of an acquisition;

(w)            Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary arising from vessel chartering, maintenance, the furnishing of supplies and bunkers to vessels;

(x)            Liens on any property or assets of the Issuer or any of its Restricted Subsidiaries securing Indebtedness permitted to be incurred pursuant to Section 4.06(b)(xviii); provided that such Lien extends only to (i) the assets (including Vessels), purchase price, lease expense, rental payments or cost of design, construction, installation or improvement of which is financed thereby and any proceeds or products thereof, and (ii) to the extent such Lien secures financing in connection with the purchase of a Vessel, Related Vessel Property;

(y)            Liens securing an aggregate principal amount of Indebtedness not to exceed the aggregate amount of Indebtedness permitted to be incurred pursuant to Section 4.06(b)(vi); provided that such Lien extends only to the Vessels, the Equity Interests in the Restricted Subsidiary that owns such Vessels (to the extent not constituting Collateral), Related Vessel Property and related purchase price, lease expense, rental payments or cost of design, construction, installation or improvement and any proceeds or products thereof;

(z)            Liens created on any asset of the Issuer or a Restricted Subsidiary established to hold assets of any stock option plan or any other management or employee benefit or incentive plan or unit trust of the Issuer or a Restricted Subsidiary securing any loan to finance the acquisition of such assets;

(aa)          any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision or regulation;

(bb)         the rights reserved or vested in persons by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, term terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(cc)          (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, (ii) contractual Liens of suppliers (including sellers of goods) to the extent limited to property or assets relating to such contract, (iii) contractual or statutory Liens of governmental or other customers to the extent limited to the property or assets relating to such contract, and (iv) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute;

(dd)          Liens (i) on Equity Interests in joint ventures or Unrestricted Subsidiaries; provided such Liens secure Indebtedness of such joint venture or Unrestricted Subsidiary, (ii) consisting of customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly owned Subsidiaries and (iii) consisting of any encumbrance or restriction (including put and call arrangements) in favor of a joint venture party with respect to Equity Interests of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(ee)           Liens incurred by the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed the greater of (i) $20.0 million and (ii) 2.5% of Total Tangible Assets at any one time outstanding;

(ff)            Liens securing an aggregate principal amount of Indebtedness not to exceed the maximum principal amount of Indebtedness that, as of the date such Indebtedness was incurred, and after giving effect to the incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Net Leverage Ratio of the Issuer to be greater than 3.25 to 1.00;

(gg)          Liens arising from financing statement filings (or similar filings in any applicable jurisdiction) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(hh)          Liens on the Equity Interests of Unrestricted Subsidiaries;

(ii)            Liens on Vessels under construction securing Indebtedness of shipyard owners and operators;

(jj)             Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings; and

(kk)          any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (jj) (but excluded clauses (e), (q), and (ee)); provided that (x) any such Lien (i) is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or (ii) in the case of Liens securing Indebtedness incurred pursuant to Section 4.06(b)(vi) is limited to Vessels, the Equity Interests in the Restricted Subsidiary that owns such Vessels (to the extent not constituting Collateral), Related Vessel Property and related purchase price, lease expense, rental payments or cost of design, construction, installation or improvement and any proceeds or products thereof and (y) the Indebtedness secured by such Lien at such time (i) is not increased to any amount greater than the sum of the outstanding principal amount or, if greater, committed amount of such Indebtedness at the time the original Lien became a Permitted Lien under this Indenture and an amount necessary to pay any fees and expenses, including premiums, related to such extension, renewal, refinancing or replacement or (ii) would otherwise be permitted to be incurred under Section 4.06(b)(vi) and secured by a Lien pursuant to clause (y) above; provided, further, however, that in the case of any Liens to secure any extension, renewal, refinancing or replacement of Indebtedness secured by a Lien referred to in clause (y) above, the principal amount of any Indebtedness incurred for such extension, renewal, refinancing or replacement shall be deemed secured by a Lien under clause (y) above and not this clause (kk) for purposes of determining the principal amount of Indebtedness permitted to be secured by Liens pursuant to clause (y) above.

For purposes of determining compliance with this definition, (u) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (v) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer may classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (w) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (x) any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness shall also be permitted to secure any increase in the amount of such Indebtedness in connection with the accrual of interest and the accretion of accreted value, (y) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a percentage of Total Tangible Assets at the time of incurrence of such Indebtedness or other obligations, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the percentage of Total Tangible Assets to be exceeded if calculated based on the Total Tangible Assets on the date of such refinancing, such percentage of Total Tangible Assets shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed an amount equal to the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price) of such Indebtedness or other obligation being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (z) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed an amount equal to the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price) of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing.

“Permitted Re-Flagging Jurisdiction” means (i) any state of the United States of America, the District of Columbia or any territory of the United States of America, (ii) the Commonwealth of The Bahamas, (iii) the Cayman Islands, (iv) Ecuador, (v) Panama, (vi) Bermuda, (vii) the Isle of Man, (viii) the Marshall Islands, (ix) Malta, (x) the United Kingdom, (xi) Curaçao, (xii) Liberia, (xiii) Barbados, (xiv) Singapore, (xv) Hong Kong, (xvi) the Commonwealth of Australia, (xvii) Cypress, and (xviii) any member state of the European Economic Area as of the Issue Date and any states that may accede to the European Economic Area following the Issue Date.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, exchange, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(a)            the aggregate principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price, or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price) of the Indebtedness renewed, refunded, refinanced, replaced, exchanged, defeased or discharged (plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing);

(b)            such Permitted Refinancing Indebtedness has (i) a final maturity date that is either (x) no earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged or (y) after the final maturity date of the Notes and (ii) has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(c)            if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes or the Note Guarantees, as the case may be, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and

(d)            such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary that is not a Guarantor if the Issuer or a Guarantor is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged.

“Permitted Warrant Transaction” means any call option in respect of the Capital Stock of the Issuer or any direct or indirect parent of the Issuer sold by the Issuer (or any such parent) concurrently with any Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, exempted company or government or other entity.

“Plan” means any employee pension benefit plan (other than a multiemployer plan (as defined in Section 4001(a)(3) of ERISA)) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Issuer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Principal” means Mr. Sven-Olof Lindblad.

“Productive Asset Lease” means any lease or charter of one or more Vessels (other than leases or charters required to be classified and accounted for as capital leases under GAAP).

“QIB” means a “Qualified Institutional Buyer” as defined in Rule 144A.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate debt securities or debt instruments, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the U.S. Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Ready for Sea Cost” means with respect to a Vessel to be acquired, constructed or leased (pursuant to a Capital Lease Obligation) by the Issuer or any Restricted Subsidiary, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified as “property, plant and equipment” in accordance with GAAP and any assets relating to such Vessel.

“Record Date,” for the interest payable on any Interest Payment Date, means May 1 and November 1 (in each case, whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Regulation S” means Regulation S under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Related Party” means:

(a)            any immediate family member of the Principal; or

(b)            any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consists of the Principal and/or such other Persons referred to in the immediately preceding clause (a).

“Related Vessel Property” means (w) any cash deposited in a bank account owned by the Issuer or a Restricted Subsidiary representing prepayments of principal and interest of the relevant financing for up to one year, (x) any insurance policies or proceeds relating to such Vessel (whether incurred by way of pledge or assignment of such policies or proceeds thereof or otherwise) and (y) any warranty claims of the Issuer or a Restricted Subsidiary (whether incurred by way of pledge or assignment of such claims or otherwise) against a contractor or developer of any such Vessel.

“Replacement Assets” means (i) non-current assets that will be used or useful in a Permitted Business or (ii) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary. To the extent that the assets that were the subject of the Asset Sale constituted Collateral, such Replacement Assets shall also constitute Collateral.

“Replacement Vessel” means a Vessel that has a Fair Market Value equal to or greater than the Vessel subject to such Asset Sale or Event of Loss.

“Responsible Officer” means any officer within the Corporate Trust Office (however named, or any successor group of the Trustee or Collateral Agent) and also means, with respect to any particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have directly responsibility for the administration of this Indenture.

“Restricted Collateral” means (i) (x) the Mortgaged Vessels and (y) the Capital Stock of each All-Assets Grantor, in each case, constituting Collateral and (ii) the Net Proceeds of any Asset Sale in respect of the Collateral specified in the foregoing clause (i) prior to the consummation of a Notes Offer or an Asset Sale Offer with respect to such Net Proceeds.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the U.S. Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“S&P” means S&P Global Ratings or any successor thereto.

“SEC” means the Securities and Exchange Commission.

“Secured Guarantors” means, collectively, the All-Assets Grantors and the Chargors.

“Secured Net Leverage Ratio” shall mean, on any date of determination, with respect to the Issuer and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Total Debt of the Issuer and its Restricted Subsidiaries secured by a Lien on any asset or property of the Issuer or any Guarantors on such date less the unrestricted cash and Cash Equivalents of Issuer and its Restricted Subsidiaries as of such date to (b) the Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the Calculation Period most recently ended.

“Security Agreements” means those certain New York law governed security agreements, dated as of the Issue Date, between the All-Assets Grantors and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreements, the Mortgages, each Share Charge Agreement and the other security agreements, pledge agreements, charge agreements, collateral assignments, control agreements, promissory notes, allonges, and any other instrument and document executed and delivered pursuant to this Indenture, the Security Agreements or otherwise or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, creating or perfecting the security interests in the Collateral as contemplated by this Indenture.

“Share Charge Agreement” means each Cayman Islands law governed share charge, dated the Issue Date, granted by a Chargor in favor of the Collateral Agent in respect of the Capital Stock in each All-Assets Grantor, as the same may be amended, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary that together with its Subsidiaries which are Restricted Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of the consolidated revenues of the Issuer or (ii) as of the end of the most recent fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a)            any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)            any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Supplemental Indenture” means a supplemental indenture to this Indenture substantially in the form of Exhibit D attached hereto.

“Tax” or “Taxes” means any tax, duty, levy, impost, deduction, withholding (including backup withholding) assessment, fee or other governmental charge (including penalties, interest and any other additional liabilities related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax).

“Total Assets” means the total assets of the Issuer and its Subsidiaries that are Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, determined on a consolidated basis in accordance with GAAP.

“Total Debt” shall mean, at any time, the total aggregate principal amount of all Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit that have not been reimbursed within two Business Days after the date of such drawing, Capital Lease Obligations and other purchase money Indebtedness of the Issuer and its Restricted Subsidiaries that would appear on a balance sheet at such time, determined on a consolidated basis in accordance with GAAP.

“Total Net Leverage Ratio” shall mean, on any date of determination, with respect to the Issuer and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Total Debt of the Issuer and its Restricted Subsidiaries on such date less the unrestricted cash and Cash Equivalents of Issuer and its Restricted Subsidiaries as of such date to (b) the Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the Calculation Period most recently ended.

“Total Tangible Assets” means the Total Assets excluding consolidated intangible assets.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2025; provided, however, that if the period from the redemption date to May 15, 2025, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unearned Customer Deposits” means amounts paid to the Issuer or any of its Subsidiaries representing customer deposits for unsailed bookings (whether paid directly by the customer or by a credit card company).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary in the manner described below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors but only to the extent that such Subsidiary:

(a)            has no Indebtedness other than Non-Recourse Debt or a Lien described in clause (hh) of the definition of “Permitted Liens”;

(b)            except as permitted by Section 4.10, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; and

(c)            is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

Notwithstanding the foregoing, in no event shall any Secured Guarantor be an Unrestricted Subsidiary.

“U.S. dollar” or “$” means the lawful currency of the United States of America.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Vessel” means a passenger cruise vessel which is owned by and registered (or to be owned by and registered) in the name of the Issuer or any of its Restricted Subsidiaries or operated or to be operated by the Issuer or any of its Restricted Subsidiaries, in each case together with all related spares, equipment and any additions or improvements.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election or appointment of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)            the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)            the then outstanding principal amounts of such Indebtedness.

SECTION 1.02         Other Definitions.

Term	Section
“Action”	11.01(b)

“Additional Amounts”	4.12(a)

“Additional Notes”	Recitals

“Affiliate Transaction”	4.10(a)

Term	Section
“Agents”	2.03

“Applicable Procedures”	2.06(b)(ii)

“Asset Sale Offer”	4.09(c)

“Authorized Agent”	12.08

“Change in Tax Law”	3.09(b)

“Change of Control Offer”	4.11(a)

“Change of Control Payment”	4.11(a)

“Change of Control Payment Date”	4.11(b)(iii)

“Covenant Defeasance”	8.03

“Defaulted Interest”	2.12

“Elected Amount”	4.06(d)(ii)

“Event of Default”	6.01(a)

“Excess Proceeds”	4.09(c)

“Global Notes”	2.01(c)

“incur”	4.06(a)

“Issuer”	Preamble

“Judgment Currency”	12.14

“LCT Election”	4.25(a)

“LCT Test Date”	4.25(a)

“Legal Defeasance”	8.02

“Note Obligations”	10.01(a)

“Notes”	Recitals

“Notes Offer”	4.09(b)(i)

“Original Notes”	Recitals

Term	Section
“Overdue Rate”	4.01

“Participants”	2.01(c)

“Paying Agent”	2.03

“Permitted Debt”	4.06(b)

“Principal Paying Agent”	2.03

“Registrar”	2.03

“Regulation S Global Note”	2.01(b)

“Relevant Tax Jurisdiction”	4.12(a)

“Required Currency”	12.14

“Restricted Global Note”	2.01(b)

“Restricted Payments”	4.08(a)

“Security Document Order”	11.01

“Security Register”	2.03

“Tax Jurisdiction”	4.12(a)

“Tax Redemption Date”	3.09

“TIA”	1.03(i)

“Total Loss”	4.06(b)(xviii)

“Transfer Agent”	2.03

“Trustee”	Preamble

SECTION 1.03          Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            “including” or “include” means including or include without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)             unsecured or unguaranteed Indebtedness shall not be deemed to be subordinate or junior to secured or guaranteed Indebtedness merely by virtue of its nature as unsecured or unguaranteed Indebtedness;

(g)            any Indebtedness secured by a Lien ranking junior to any of the Liens securing other Indebtedness shall not be deemed to be subordinate or junior to such other Indebtedness by virtue of the ranking of such Liens;

(h)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(i)             (i)        the Trust Indenture Act of 1939, as amended (the “TIA”), shall not apply to this Indenture, the Notes, the Note Guarantees, the Security Documents or any documents or instruments related thereto, and no terms used in any of the foregoing shall have meanings given to them by the TIA; and

(j)             unless otherwise provided herein or in any other Security Document, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any other Security Document or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent pursuant to procedures approved by the Trustee or the Collateral Agent.

Article Two
THE NOTES

SECTION 2.01        The Notes.

(a)            Form and Dating. The Notes and the Trustee’s (or the authenticating agent’s) certificate of authentication shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Issuer is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Issuer. The Issuer shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture. The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

(b)            Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (the “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Restricted Global Note and recorded in the Security Register, as hereinafter provided.

Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided in Exhibit A attached hereto, except as otherwise permitted herein (the “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or its nominee, duly executed by the Issuer and authenticated by the Trustee (or its authenticating agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

(c)            Book-Entry Provisions. This Section 2.01(c) shall apply to the Regulation S Global Notes and the Restricted Global Notes (together, the “Global Notes”) deposited with or on behalf of DTC.

Members of, or participants and account holders in, DTC (including Euroclear and Clearstream) (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee or any custodian of DTC or under such Global Note, and DTC or its nominees may be treated by the Issuer, a Guarantor, the Trustee and any agent of the Issuer, a Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, a Guarantor, the Trustee or any agent of the Issuer, a Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC, on the one hand, and the Participants, on the other, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of Definitive Registered Notes.

SECTION 2.02         Execution and Authentication. An authorized member of the Issuer’s Board of Directors or an Officer of the Issuer shall sign the Notes on behalf of the Issuer by manual, electronic or facsimile signature.

If an authorized member of the Issuer’s Board of Directors or an Officer whose signature is on a Note no longer holds that office at the time the Trustee (or its authenticating agent) authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or its authenticating agent) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Issuer shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate (whether itself or via the authenticating agent), which such authentication shall be by manual signature (a) Original Notes, on the date hereof, for original issue up to an aggregate principal amount of $275,000,000 and (b) Additional Notes, from time to time, subject to compliance at the time of issuance of such Additional Notes with the provisions of this Indenture, including Section 4.06 and Section 4.07. The Issuer is permitted to issue Additional Notes as part of a further issue under this Indenture, from time to time; provided, however, that any Additional Notes may not have the same CUSIP or other identification number (or be represented by the same Global Note or Global Notes) as the Original Notes unless either (1) the Additional Notes are treated as part of the same issue for U.S. federal income tax purposes or (2) both the Notes and the additional Notes are issued with no (or less than a de minimis amount of) original issue discount for U.S. federal income tax purposes. The Issuer will issue Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An authenticating agent has the same rights as any Registrar, co-Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.03         Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain an office or agency for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”), an office or agency where the Notes may be presented for payment (the “Paying Agent” and references to the Paying Agent shall include the Principal Paying Agent) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served. The Issuer may appoint one or more Transfer Agents, one or more co-Registrars and one or more additional Paying Agents.

The Issuer or any of its Affiliates may act as Transfer Agent, Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided that neither the Issuer nor any of its Affiliates shall act as Paying Agent for the purposes of Article Three and Eight and Sections 4.09 and 4.11.

The Issuer hereby appoints (i) the Trustee, located at its Corporate Trust Office, as principal paying agent (the “Principal Paying Agent”) and Transfer Agent and (ii) the Trustee, located at its Corporate Trust Office, as Registrar. Each hereby accepts such appointment; provided that neither the Principal Paying Agent nor the Registrar shall be deemed an agent of the Issuer for service of legal process. The Transfer Agent, Principal Paying Agent and Registrar and any authenticating agent are collectively referred to in this Indenture as the “Agents.” The roles, duties and functions of the Agents are of a mechanical nature and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall be implied or read into this Indenture against any of the Agents. For the avoidance of doubt, a Paying Agent’s obligation to disburse any funds shall be subject to prior receipt by it of those funds to be disbursed.

Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) at its Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.

SECTION 2.04         Paying Agent to Hold Money. Not later than 12:00 p.m. (New York, New York time), one Business Day prior to each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Principal Paying Agent money in immediately available funds in U.S. dollars, sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Issuer shall procure payment confirmation on or prior to the third Business Day preceding payment. The Principal Paying Agent (and, if applicable, each other Paying Agent) shall remit such payment in a timely manner to the Holders on the relevant due date for payment, it being acknowledged by each Holder that if the Issuer deposits such money with the Principal Paying Agent after the time specified in the first sentence of this Section 2.04, the Principal Paying Agent shall remit such money to the Holders on the relevant due date for payment, unless such remittance is impracticable having regard to applicable banking procedures and timing constraints, in which case the Principal Paying Agent shall remit such money to the Holders on the next Business Day, but without liability for any interest resulting from such late payment. For the avoidance of doubt, the Principal Paying Agent shall only be obliged to remit money to Holders if it has actually received such money from the Issuer in clear funds. The Principal Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

The Trustee may, if the Issuer has notified it in writing that the Issuer intends to effect a defeasance or to satisfy and discharge this Indenture in accordance with the provisions of Article Eight, notify the Paying Agent in writing of this fact and require the Paying Agent (until notified by the Trustee to the contrary) to act thereafter as Paying Agent of the Trustee and not the Issuer in relation to any amounts deposited with it in accordance with the provisions of Article Eight.

SECTION 2.05          Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list, in such form and as of such Record Date as the Trustee may reasonably require, of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.06          Transfer and Exchange.

(a)            Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee (or the authenticating agent) shall, upon receipt of an Issuer Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar’s request; provided that no Note of less than $2,000 may be transferred or exchanged. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable in connection with any redemption of the Notes or upon exchanges pursuant to Sections 2.10, 3.08 or 9.04) or in accordance with an Asset Sale Offer pursuant to Section 4.09 or Change of Control Offer pursuant to Section 4.11, not involving a transfer.

Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the Corporate Trust Office of the Registrar.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Neither the Issuer nor the Trustee, Registrar or any Paying Agent shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 days before the day of the delivery of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such delivery, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)            Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of DTC, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.

(i)            Except for transfers or exchanges made in accordance with either of clauses (ii) or (iii) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii)            Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in the Restricted Global Note at any time wishes to exchange such interest for an interest in the Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the rules and procedures of DTC, in each case to the extent applicable (the “Applicable Procedures”). Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the interest in the Restricted Global Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall reduce or cause to be reduced the principal amount of the Restricted Global Note and shall cause DTC to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged or transferred.

(iii)            Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the Applicable Procedures. Upon receipt by the Registrar from the Transfer Agent of (A) written instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the U.S. Securities Act and, in such circumstances, such Opinion of Counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, then the Registrar shall reduce or cause to be reduced the principal amount of the Regulation S Global Note and to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in such Regulation S Global Note to be exchanged or transferred.

(c)            If Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legends set forth in Exhibit A attached hereto, the Notes so issued shall bear the restricted Notes legends, and a request to remove such restricted Notes legends from Notes shall not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth herein and therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the U.S. Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer in an Issuer Order, shall (or shall direct the authenticating agent to) authenticate and deliver Notes that do not bear the legend.

(d)            The Trustee, the Collateral Agent and the Agents shall have no responsibility for any actions taken or not taken by DTC, Euroclear or Clearstream, as the case may be.

(e)            Notwithstanding anything to the contrary in this Section 2.06, the Issuer is not required to register the transfer of any Definitive Registered Notes:

(i)            for a period of 15 days prior to any date fixed for the redemption of the Notes;

(ii)           for a period of 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part;

(iii)          for a period of 15 days prior to the Record Date with respect to any Interest Payment Date; or

(iv)          which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

(f)            Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the U.S. Securities Act or applicable state securities laws.

SECTION 2.07         Replacement Notes. If a mutilated Definitive Registered Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall (or shall direct the authenticating agent to), upon receipt of an Issuer Order, authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Issuer and any requirement of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Collateral Agent, the Paying Agent, the Transfer Agent, the Registrar and any co-Registrar, and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note shall be an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

SECTION 2.08         Outstanding Notes. Notes outstanding at any time are all Notes authenticated by or on behalf of the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note that has been replaced is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, interest, premium, if any, and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09         Notes Held by Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by any of its Affiliates shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer or any of its Affiliates.

SECTION 2.10         Definitive Registered Notes.

(a)            A Global Note deposited with a custodian for DTC pursuant to Section 2.01 shall be transferred in whole to the Beneficial Owners thereof in the form of Definitive Registered Notes only if such transfer complies with Section 2.06 and (i) DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary for such Global Note or DTC ceases to be registered as a clearing agency under the U.S. Exchange Act, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option, executes and delivers to the Trustee an Officer’s Certificate stating that such Global Note shall be so exchangeable or (iii) the owner of a Book-Entry Interest requests such an exchange in writing delivered through DTC following an Event of Default under this Indenture. Notice of any such transfer shall be given by the Issuer in accordance with the provisions of Section 12.01(a).

(b)            Any Global Note that is transferable to the Beneficial Owners thereof in the form of Definitive Registered Notes pursuant to this Section 2.10 shall be surrendered by the custodian for DTC, to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall itself or via the authenticating agent authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of Definitive Registered Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof and registered in such names as DTC may direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of DTC or its nominee. In the event that a Global Note becomes exchangeable for Definitive Registered Notes, payment of principal, premium, if any, and interest on the Definitive Registered Notes will be payable, and the transfer of the Definitive Registered Notes will be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Such Definitive Registered Notes shall bear the applicable legends set forth in Exhibit A attached hereto.

(c)            In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer shall promptly make available to the Trustee and the authenticating agent a reasonable supply of Definitive Registered Notes in definitive, fully registered form without interest coupons.

SECTION 2.11         Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else shall cancel (subject to the record retention requirements of the U.S. Exchange Act and the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture, the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12         Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)            The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be delivered first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so delivered, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

(b)            The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a)(i) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13         Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.14         ISIN and CUSIP Numbers. The Issuer in issuing the Notes may use ISIN and CUSIP numbers (if then generally in use), and, if so, the Trustee shall use ISIN and CUSIP numbers, as appropriate, in notices of redemption as a convenience to Holders; provided that the Trustee shall not be responsible for the use of ISIN or CUSIP numbers on any Note, notice or elsewhere and any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the ISIN or CUSIP numbers.

SECTION 2.15         Issuance of Additional Notes. The Issuer may, subject to the provisions of this Indenture, including Sections 4.06 and 4.07, issue Additional Notes from time to time under this Indenture in accordance with the procedures of Section 2.02. The Original Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

Article Three
REDEMPTION; OFFERS TO PURCHASE

SECTION 3.01         Right of Redemption. The Issuer may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in the Notes. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

SECTION 3.02         Notices to Trustee. If the Issuer elects to redeem all or a portion of the Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the record date (if applicable), the principal amount of Notes to be redeemed, the Redemption Price and the paragraph of the Notes pursuant to which the redemption will occur.

The Issuer shall give each notice to the Trustee provided for in this Section 3.02 in writing at least five days before the date notice is delivered to the Holders pursuant to Section 3.04 or such shorter period as shall be acceptable to the Trustee. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and notified to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 3.03         Selection of Notes to Be Redeemed. If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements, as certified to it by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time, and in compliance with the requirements of the relevant clearing system or, if the Notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and the Notes are not held through clearing system or the clearing system prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate and in accordance with the Applicable Procedures of DTC; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to $2,000 in principal amount and any integral multiple of $1,000 in excess thereof; provided that no Notes of $2,000 in principal amount or less may be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly in writing of the Notes or portions of Notes to be called for redemption.

The Trustee shall not be liable for selections made in accordance with the provisions of this Section 3.03 or for selections made by DTC.

Any redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

SECTION 3.04         Notice of Redemption.

(a)            At least 10 days but not more than 60 days before a date for redemption of the Notes, the Issuer shall send a notice of redemption to each Holder to be redeemed at its address contained in the Security Register (with a copy to the Trustee), except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, and such notice shall comply with the provisions of Section 12.01(b).

(b)            The notice shall identify the Notes to be redeemed (including ISIN and CUSIP numbers) and shall state:

(i)            the Redemption Date and the record date;

(ii)           the appropriate calculation of the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii)          the name and address of the Paying Agent;

(iv)          that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, and Additional Amounts, if any;

(v)           that, if any Note is being redeemed in part, the portion of the principal amount (equal to $2,000 in principal amount or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

(vi)          that, if any Note contains an ISIN or CUSIP number, no representation is being made as to the correctness of such ISIN or CUSIP number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes;

(vii)         that, unless the Issuer and the Guarantors default in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(viii)        the paragraph of the Notes or section of this Indenture pursuant to which such Notes called for redemption are being redeemed.

At the Issuer’s written request in an Officer’s Certificate delivered to the Trustee at least five Business Days (or such shorter period as shall be acceptable to the Trustee) before the requested date of delivery, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.

For Notes which are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution for the aforesaid delivery.

(c)            In connection with any redemption of Notes described in this Section 3.04, any such redemption and/or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of any related refinancing or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

SECTION 3.05         Deposit of Redemption Price. At least one Business Day prior to any Redemption Date, by no later than 12:00 p.m. (New York, New York time) on that date, the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if the Issuer or any of its Affiliates is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer following a written request by the Issuer any money so deposited that is not required for that purpose.

SECTION 3.06         Optional Redemption.

(a)            At any time prior to May 15, 2025, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture, upon prior notice in accordance with Section 3.04 hereof, at a Redemption Price equal to 109.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to but not including, the Redemption Date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with an amount equal to the net cash proceeds of an Equity Offering; provided that:

(i)            at least 55% of the aggregate principal amount of the Original Notes (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (except to the extent that all remaining outstanding Notes are substantially concurrently repurchased or redeemed in full, or are to be repurchased or redeemed in full and for which a notice of repurchase or redemption has been issued, in accordance with another provision of this Indenture); and

(ii)            the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)            At any time prior to May 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon prior notice in accordance with Section 3.04 hereof, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium (as calculated by the Issuer) as of, and accrued and unpaid interest and Additional Amounts, if any, to, but not including, the Redemption Date, subject to the rights of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)            Except pursuant to Sections 3.06(a), 3.06(b) and 3.09, the Notes will not be redeemable at the Issuer’s option prior to May 15, 2025.

(d)            On or after May 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon prior notice in accordance with Section 3.04 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to, but not including, the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year	Redemption Year Price
2025	104.500%
2026	102.250%
2027 and thereafter	100.000%

(e)            Unless the Issuer defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f)            Any redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

SECTION 3.07         Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided below, the Notes or portion of Notes called for redemption specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to, but not including, such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes) such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

Notice of redemption shall be deemed to be given when delivered, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

SECTION 3.08         Notes Redeemed in Part.

(a)            Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Registrar who shall cause a reduction in the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

(b)            Upon surrender and cancellation of a Definitive Registered Note that is redeemed in part, the Issuer shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such Definitive Registered Note shall be in a principal amount at final Stated Maturity of $2,000 or an integral multiple of $1,000 in excess thereof.

SECTION 3.09         Redemption for Changes in Taxes. The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes, with a copy to the Trustee (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 3.04), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or Note Guarantee, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of:

(a)            any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the applicable Relevant Tax Jurisdiction, which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date); or

(b)            any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice) of the applicable Relevant Tax Jurisdiction, which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of an independent tax advisor of recognized standing qualified under the laws of the Relevant Tax Jurisdiction (which advisor shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer mails a notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this Section 3.09 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).

Article Four
COVENANTS

SECTION 4.01         Payment of Notes. The Issuer and the Guarantors, jointly and severally, covenant and agree for the benefit of the Holders that they shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Subject to Section 2.04, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, as of 10:00 a.m. (New York, New York time) on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due. If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes (the “Overdue Rate”) in excess of the interest rate applicable to such Notes and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02         Company Existence. Subject to Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as a company.

SECTION 4.03         Maintenance of Properties. The Issuer shall cause all properties owned by it or any other Restricted Subsidiary or used or held for use in the conduct of its business or the business of the Issuer and its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.03 shall prevent the applicable Person discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.04         [Reserved].

SECTION 4.05         Statement as to Compliance.

(a)            The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year or within 14 days of written request by the Trustee, an Officer’s Certificate stating that in the course of the performance by the signer of its duties as an Officer of the Issuer he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and, if any, specifying such Default, its status and what action the Issuer is taking or proposed to take with respect thereto. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)            If the Issuer shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall promptly, and in any event within 30 days, deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Issuer is taking or propose to take in respect thereof).

SECTION 4.06          Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not and will not permit any Restricted Subsidiary to issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuer and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)            Section 4.06(a) shall not, however, prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)            the incurrence of Indebtedness under Credit Facilities by the Issuer or any Restricted Subsidiary up to an aggregate principal amount equal to $95.0 million at any time outstanding; provided, however, that the maximum amount permitted to be outstanding under this clause (i) shall not be deemed to limit additional Indebtedness under the Credit Facilities to the extent the incurrence of such additional Indebtedness is permitted pursuant to any of the other provisions under this covenant;

(ii)           the incurrence by the Issuer and its Restricted Subsidiaries of Existing Indebtedness (including the Existing Secured Notes);

(iii)          the incurrence by the Issuer and any Restricted Subsidiary of Indebtedness represented by letters of credit in an aggregate principal amount at any time outstanding not to exceed the greater of $10.0 million or 1.0% of Total Tangible Assets (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder);

(iv)          the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date and the related Note Guarantees;

(v)           the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Attributable Debt, Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation or improvement of property (including Vessels), plant or equipment or other assets (including Capital Stock) used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness, incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (v), not to exceed the greater of (A) $20.0 million and (B) 2.5% of Total Tangible Assets at any time outstanding (it being understood that any such Indebtedness may be incurred after the acquisition, purchase, charter or leasing or the construction, installation or the making of any improvement with respect to any asset (including Vessels)); provided, that any Permitted Refinancing Indebtedness incurred pursuant to clause (vii) of this Section 4.06(b) in respect of Indebtedness previously incurred pursuant to this clause (v), and not reclassified to be incurred under the first paragraph above or another category of Permitted Debt, shall be deemed to reduce the amount of Indebtedness that may be incurred under this clause (v) by an equal amount (but shall not reduce such amount to less than zero);

(vi)          the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in connection with New Vessel Financings in an aggregate principal amount at any one time outstanding, not exceeding the New Vessel Aggregate Secured Debt Cap as calculated on the date of the relevant incurrence under this clause (vi);

(vii)         Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.06(a) or clauses (ii), (iv), (v), (vi), (vii), (viii), (xiv) or (xviii) of this Section 4.06(b);

(viii)        Indebtedness or Disqualified Stock of the Issuer and Indebtedness or Disqualified Stock or preferred stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or preferred stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with Section 4.08(a)(iii)(B) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 4.08(b) or to make Permitted Investments (other than Permitted Investments specified in clause (c) of the definition thereof);

(ix)           the incurrence by the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer or any Restricted Subsidiary; provided that:

(A)            if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and (except in respect of the intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Restricted Subsidiaries) expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B)            (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (ix);

(x)            the issuance by any Restricted Subsidiary to the Issuer or to any of its Restricted Subsidiaries of preferred stock; provided that (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary and (B) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (x);

(xi)           the incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations not for speculative purposes;

(xii)          the Guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or any Guarantor to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.06; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or a Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(xiii)         the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness (A) in respect of workers’ compensation claims, self-insurance obligations, captive insurance companies, bankers’ acceptances, performance and surety bonds in the ordinary course of business; (B) in respect of letters of credit, surety, performance or appeal bonds, completion guarantees, judgment, advance payment, customs, VAT or other tax guarantees or similar instruments issued in the ordinary course of business of such Person or consistent with industry practice (including as required by any governmental authority) and not in connection with the borrowing of money, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; (C) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 30 days; (D) consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business; (E) arising in connection with endorsements of instruments for deposit in the ordinary course of business; and (F) unsecured Indebtedness arising out of judgments not constituting an Event of Default;

(xiv)        (x)     Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (y) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that, in the case of subclauses (x) and (y), after giving effect to such acquisition, merger or consolidation, either (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition;

(xv)         Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for customary indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Equity Interests of a Subsidiary; provided that the maximum liability of the Issuer and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(xvi)        the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in the form of Unearned Customer Deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(xvii)       Indebtedness of the Issuer or any Restricted Subsidiary incurred in connection with credit card processing arrangements and other Cash Management Obligations entered into in the ordinary course of business;

(xviii)      the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness to finance the replacement (through construction or acquisition) of a Vessel upon the total loss, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title or use of, such Vessel (collectively, a “Total Loss”) in an aggregate amount no greater than the Ready for Sea Cost for such Replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Issuer or any of its Restricted Subsidiaries from any Person in connection with such Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to such Total Loss and any costs and expenses incurred by the Issuer or any of its Restricted Subsidiaries in connection with such Total Loss;

(xix)         the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in relation to (A) regular maintenance on any of the Vessels owned or chartered by the Issuer or any of its Restricted Subsidiaries and (B) any expenditures that are, or are reasonably expected to be, recoverable from insurance on such Vessels;

(xx)          Indebtedness incurred in connection with any Management Advances;

(xxi)         Indebtedness of the Issuer or any Restricted Subsidiary in respect of overdrafts and related liabilities and/or arising from cash management services (including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer, netting, ACH services and other cash management arrangements), incurred in the ordinary course of business and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of a daylight overdraft) drawn against insufficient funds in the ordinary course of business;

(xxii)        Indebtedness representing deferred compensation, severance, pension, and health and welfare retirement benefits or the equivalent to current and former employees of the Issuer its Restricted Subsidiaries incurred in the ordinary course of business or existing on the Issue Date; and

(xxiii)       the incurrence of Indebtedness or the issuance of Disqualified Stock by the Issuer or any Restricted Subsidiary in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xxiii), not to exceed the greater of (A) $40.0 million and (B) 5.0% of Total Tangible Assets.

(c)            Neither the Issuer nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or having a junior priority with respect to the same collateral or because it is not guaranteed or guaranteed by other obligors.

(d)            For purposes of determining compliance with this Section 4.06:

(i)            in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxiii) of Section 4.06(b), or is entitled to be incurred pursuant to Section 4.06(a), the Issuer, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.06(a) and 4.06(b) and from time to time to reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.06;

(ii)            in connection with the Issuer’s or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness, the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and (A) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under this Indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time and (B) the Issuer may revoke an election of an Elected Amount at any time pursuant to an Officer’s Certificate delivered to the Trustee; and

(iii)          the principal amount of Indebtedness outstanding under any clause of this covenant shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

(e)            The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.06; provided, in each such case, that the amount of any such accrual, accretion or payment is included in the Fixed Charges of the Issuer as accrued. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

(f)            For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a different currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. However, if the Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced (plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing).

(g)            Notwithstanding any other provision of this Section 4.06, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.06 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(h)            The amount of any Indebtedness outstanding as of any date will be:

(i)            in the case of any Indebtedness issued with original issue discount, the amount of the liability in respect thereof determined in accordance with GAAP;

(ii)           the principal amount of the Indebtedness, in the case of any other Indebtedness; and (iii)      in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)            the Fair Market Value of such assets at the date of determination; and

(B)            the amount of the Indebtedness of the other Person.

SECTION 4.07         Liens.

(a)            The Issuer shall not and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, except:

(i)            in the case of any property or assets that do not constitute Collateral, (A) Permitted Liens or (B) Liens on property or assets that are not Permitted Liens if, contemporaneously with (or prior to) the incurrence of such Lien, all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that, if the Indebtedness secured by such Lien is subordinate or junior in right of payment to the Notes or a Note Guarantee, as the case may be, then the Lien securing such Indebtedness shall be subordinate or junior in priority to the Lien securing the Notes at least to the same extent as such Indebtedness is subordinate or junior to the Notes or a Note Guarantee, as the case may be; and

(ii)            in the case of any property or assets that constitute Collateral, Permitted Liens.

(b)            Any Lien created in favor of this Indenture and the Notes or a Note Guarantee pursuant to Section 4.07(a)(i)(B) shall be automatically and unconditionally released and discharged (i) upon the release and discharge of the initial Lien to which it relates and (ii) otherwise in accordance with Section 11.04.

SECTION 4.08         Restricted Payments.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(A)            declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or any of its Restricted Subsidiaries and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary);

(B)            purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer;

(C)            make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is expressly contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (i) a payment of principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or scheduled maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition; or

(D)            make any Restricted Investment;

(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of any such Restricted Payment:

(i)            no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)           the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a); and

(iii)         such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of Section 4.08(b)), is less than the sum, without duplication, of:

(A)            50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from April 1, 2023 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)            100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities received by the Issuer after February 4, 2022 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Equity Interests of the Issuer (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

(C)            to the extent that any Restricted Investment that was made after February 4, 2022 is (i) sold, disposed of or otherwise cancelled, liquidated or repaid, 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities received; or (ii) made in an entity that subsequently becomes a Restricted Subsidiary, 100% of the Fair Market Value of the Issuer’s Restricted Investment as of the date such entity becomes a Restricted Subsidiary; plus

(D)            to the extent that any Unrestricted Subsidiary of the Issuer designated as such after February 4, 2022 is redesignated as a Restricted Subsidiary, or is merged or consolidated into the Issuer or a Restricted Subsidiary, or all of the assets of such Unrestricted Subsidiary are transferred to the Issuer or a Restricted Subsidiary, in each case, after February 4, 2022, the Fair Market Value of the Issuer’s Restricted Investment in such Subsidiary as of the date of such redesignation, merger, consolidation or transfer of assets to the extent such investments reduced the restricted payments capacity under this clause (iii) and were not previously repaid or otherwise reduced; plus

(E)            100% of any dividends or distributions received by the Issuer or a Restricted Subsidiary after February 4, 2022 from an Unrestricted Subsidiary to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period (excluding, for the avoidance of doubt, repayments of, or interest payments in respect of, any Permitted Investment made pursuant to clause (xx) of the definition thereof).

(b)            The provisions of Section 4.08(a) shall not prohibit the following:

(i)            the payment of any dividend or the consummation of any redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(ii)           the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.08(a)(iii)(B) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.06 of this Indenture;

(iii)          the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(iv)          so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed (x) $10.0 million for the twelve-month period starting on the Issue Date and (y) $5.0 million in the aggregate in any subsequent twelve-month period, in each case, with unused amounts being carried over to succeeding twelve-month periods subject to a maximum of $10.0 million; and provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of the Issuer received by the Issuer during such twelve-month period, in each case to members of management, directors or consultants of the Issuer, any of its Restricted Subsidiaries or any of its direct or indirect parent entities to the extent the cash proceeds from the sale of Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.08(a)(iii) or clause (ii) of this Section 4.08(b) or to an optional redemption pursuant to Section 3.06;

(v)           the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(vi)          so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 4.06;

(vii)         payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants or (B) the conversion or exchange of Capital Stock of any such Person;

(viii)        the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests (other than the Issuer or any Restricted Subsidiary) on no more than a pro rata basis;

(ix)            payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding, employment or similar taxes payable by any current or former directors, officers, employees or consultants and any repurchases of Equity Interests deemed to occur upon exercise, vesting or settlement of, or payment with respect to, any equity or equity-based award, including, without limitation, stock or other equity options, stock or other equity appreciation rights, warrants, restricted equity units, restricted equity, deferred equity units or similar rights if such Equity Interests are used by the holder of such award to pay a portion of the exercise price of such options, appreciation rights, warrants or similar rights or to satisfy any required withholding or similar taxes with respect to any such award;

(x)            the declaration and payment of regularly scheduled or accrued dividends to holders of preferred stock (including any additional shares of preferred stock that have or may be paid-in-kind pursuant to the terms of such preferred stock) of the Issuer issued prior to February 4, 2022;

(xi)          so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed (as of the date any such Restricted Payment is made), the greater of (A) $25.0 million and (B) 2.5% of Total Tangible Assets of the Issuer for the most recently ended Calculation Period; or

(xii)         (A) any Restricted Payment made in connection with the entry into, or otherwise pursuant to the terms of, a Permitted Bond Hedge Transaction and (B) any cash payment made in connection with the exercise or early termination of any Permitted Warrant Transaction;

provided that no Restricted Payments shall be made pursuant to any of the foregoing (whether pursuant to the basket set forth in Section 4.08(a)(iii) or otherwise) with any assets constituting Restricted Collateral.

(c)            The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment or, at the Issuer’s election, the date a commitment is made to make such Restricted Payment, of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d)            For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xii) of Section 4.08(b) or is entitled to be made pursuant to Section 4.08(a) or one or more clauses in the definition of “Permitted Investments,” the Issuer will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) among such clauses (a) through (l), the definition of “Permitted Investments” and such first paragraph in a manner that complies with this covenant; provided that if any Investment pursuant to clause (xi) above or clause (t) or (u) of the definition of “Permitted Investments” is made in any Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.17, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (a) or (c) of the definition of “Permitted Investments” and not such clause.

SECTION 4.09          Asset Sales.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)            the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and (ii)      at least 75% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis) is in the form of cash, Cash Equivalents, Replacement Assets or a combination thereof. For purposes of this clause (ii), each of the following will be deemed to be cash:

(A)            any liabilities, as recorded on the balance sheet of the Issuer or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the Notes Guarantees), that are assumed by the transferee of any such assets and as a result of which the Issuer and its Restricted Subsidiaries are no longer obligated with respect to such liabilities or are indemnified against further liabilities;

(B)            any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(C)            Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale;

(D)            consideration consisting of Indebtedness of the Issuer or any Guarantor (other than Indebtedness subordinated to the Notes or the Notes Guarantees) received from Persons who are not the Issuer or any Restricted Subsidiary; and

(E)            consideration other than cash, Cash Equivalents or Replacement Assets received by the Issuer or any Restricted Subsidiary in such Asset Sale with a Fair Market Value, taken together with all other consideration received pursuant to this clause (i)(E) that is at the time outstanding, not to exceed the greater of (i) $10.0 million and (ii) 1.0% of Total Tangible Assets at the time of the receipt of such consideration, with the Fair Market Value of each item of such consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)            Within 450 days after the receipt of any Net Proceeds from an Asset Sale, or an Event of Loss, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds in any combination of the following:

(i)            to purchase the Notes pursuant to an offer to all Holders at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase (a “Notes Offer”);

(ii)            upon the sale of assets that do not constitute Collateral, to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided that after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary;

(iii)           upon the sale of assets that do not constitute Collateral, to make capital expenditures;

(iv)           upon the sale of assets that do not constitute Collateral to acquire other assets (other than Capital Stock) not classified as current assets under GAAP that are used or useful in a Permitted Business;

(v)            to repurchase, prepay, redeem or repay any Pari Passu Debt; provided, however, that if the Issuer or a Restricted Subsidiary shall so repurchase, prepay, redeem, or repay Pari Passu Debt pursuant to this clause (v), the Issuer will make a Notes Offer for an aggregate principal amount of Notes at least equal to the proportion that (x) the total aggregate principal amount of Notes outstanding bears to (y) the sum of the total aggregate principal amount of Notes outstanding plus the total aggregate principal amount outstanding of such Pari Passu Debt; provided, further, that the Issuer shall be deemed to have satisfied its obligation to make a Notes Offer if it otherwise equally and ratably reduces obligations under the Notes through (x) open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (y) as provided under Sections 3.06 or Section 3.09;

(vi)          upon the sale of assets that do not constitute Collateral, (a) to permanently reduce or repay secured Indebtedness and to correspondingly reduce any outstanding commitments with respect thereto, (b) to repurchase, prepay, redeem or repay Indebtedness of a Restricted Subsidiary which is not the Issuer or a Guarantor, or Indebtedness of the Issuer or any Guarantor that is secured by a Lien on such assets or (c) to repurchase, prepay, redeem or repay Indebtedness of the Issuer or a Guarantor which is pari passu in right of payment with the Notes or any Note Guarantee; or

(vii)         to enter into a binding commitment to apply the Net Proceeds pursuant to clause (ii), (iii) or (iv) of this Section 4.09(b); provided that such binding commitment (or any subsequent commitments replacing the initial commitment that may be cancelled or terminated) shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 450-day period.

Pending the final application of any Net Proceeds from an Asset Sale or Event of Loss, the Issuer (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)            Any Net Proceeds from an Asset Sale or Event of Loss that are not applied or invested as provided in Section 4.09(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes as described in Section 4.09(b)(i) or (v) above shall be deemed to have been invested whether or not such Notes Offer is accepted) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, within ten Business Days thereof, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders of Notes and, if required by the terms of any Pari Passu Debt, to all holders of such Pari Passu Debt with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem the maximum principal amount of Notes and such other Pari Passu Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any (or, in respect of such Pari Passu Debt, such other price, if any, as may be provided for by the terms of such Pari Passu Debt), to, but not including, the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Debt tendered into (or to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, or if the aggregate amount of Notes tendered pursuant to a Notes Offer exceeds the amount of the Net Proceeds so applied, the Issuer will select the Notes and such other Pari Passu Debt, if applicable, to be purchased on a pro rata basis (or in the manner provided in Section 3.03), based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Issuer or the applicable Restricted Subsidiary may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale or Event of Loss by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $30.0 million or less.

(d)            The Issuer shall comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or a Notes Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer or Notes Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale Offer or Notes Offer provisions of this Indenture by virtue of such compliance.

SECTION 4.10         Transactions with Affiliates.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(i)            the Affiliate Transaction is on terms that are, taken as a whole, no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and (ii)      the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer (or, in the event there is only one disinterested director, by such disinterested director, or, in the event there are no disinterested directors, by unanimous approval of the members of the Board of Directors of the Issuer).

(b)            The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.10(a):

(i)            any employment agreement, collective bargaining agreement, consultant or employee benefit arrangements with any employee, consultant, officer or director of the Issuer or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;

(ii)            transactions between or among the Issuer and/or its Restricted Subsidiaries;

(iii)           transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(iv)          payment of reasonable and customary fees, salaries, bonuses, compensation, other employee benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

(v)           any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(vi)          Restricted Payments (or transfers or issuances that would constitute Restricted Payments but for the exclusions from the definition thereof) that do not violate Section 4.08;

(vii)         transactions pursuant to, or contemplated by, any agreement in effect on the Issue Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(viii)        Permitted Investments;

(ix)          Management Advances;

(x)           (a) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or the Restricted Subsidiaries in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(xi)          the granting and performance of any registration rights for the Issuer’s Capital Stock;

(xii)         any contribution to the capital of the Issuer;

(xiii)        pledges or charges of (or equitable mortgages or other security interests granted in) Equity Interests of Unrestricted Subsidiaries; and

(xiv)        transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) between the Issuer and any other Person or a Restricted Subsidiary of the Issuer and any other Person with which the Issuer or any of its Restricted Subsidiaries files a consolidated tax return or which the Issuer or any of its Restricted Subsidiaries is part of a group for tax purposes that are effected for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any provision of this Indenture; provided that any such tax sharing arrangement does not permit or require payments in excess of the amount of tax that would be payable by the Issuer and its Restricted Subsidiaries on a stand-alone basis.

SECTION 4.11         Offer to Repurchase upon a Change of Control.

(a)            If a Change of Control occurs, except as set forth in Section 4.11(g), each Holder will have the right to require the Issuer to repurchase all or any part (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)            Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder of the Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures set forth in Section 3.04 (with a copy to the Trustee) stating that:

(i)            that a Change of Control has occurred, and the date it occurred, and that a Change of Control Offer is being made;

(ii)           the amount of the Change of Control Payment and the date of purchase (the “Change of Control Payment Date”), which date shall be a Business Day no earlier than 30 days no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by this Indenture and described in such notice;

(iii)          that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Change of Control Payment is not paid;

(iv)          that any Note (or part thereof) not tendered shall continue to accrue interest;

(v)           if such notice is mailed or otherwise delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(vi)          any other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c)            On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so accepted for payment; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d)            The Paying Agent shall promptly mail (or cause to be delivered) to each Holder which has properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee (or an authenticating agent appointed by the Issuer) shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Any Note so accepted for payment will cease to accrue interest on or after the Change of Control Payment Date. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)            This Section 4.11 will be applicable whether or not any other provisions of this Indenture are applicable. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)            If the Change of Control Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(g)            The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption has been given pursuant to Section 3.06 or Section 3.09, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(h)            Notwithstanding the foregoing clauses (a) through (g), in connection with any Change of Control Offer, if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such Change of Control Offer and the Issuer, or any third party making such a Change of Control Offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice (except as otherwise set forth in Section 3.04), given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in the Change of Control Offer plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date.

(i)            The Issuer shall comply with the requirements of Rule 14e-1 under the U.S. Exchange Act, and any other securities laws and regulations (and rules of any exchange on which the Notes are then listed) to the extent those laws, regulations or rules are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations or exchange rules conflict with the Change of Control provisions of this Indenture, the Issuer shall comply with the applicable securities laws, regulations and rules and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

(j)            The provisions of this Section 4.11 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the consent of Holders of a majority in principal amount of the Notes prior to the occurrence of the Change of Control.

SECTION 4.12          Additional Amounts.

(a)            All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction (other than the United States or any political subdivision thereof or therein) in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein and, in the case of any successor entity, wherein such successor entity assumes the obligations of the Notes, the Guarantees and this Indenture following a merger, consolidation or transfer, lease or conveyance of substantially all of the assets and properties of the Issuer or the applicable Guarantor or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”, and (1) a “Relevant Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of Notes after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(i)            any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, this Indenture or a Note Guarantee, or the receipt of payments in respect of such Note or a Note Guarantee;

(ii)            any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(iii)          any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(iv)          any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;

(v)           any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the holder at least 60 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;

(vi)          any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;

(vii)         any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the holder of the Notes if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Note;

(viii)        any Taxes that are imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(ix)           any combination of clauses (i) through (viii) above.

Notwithstanding the foregoing, the limitations on the obligations of the Issuer or any Guarantor to pay Additional Amounts set forth in item (v) above will not apply if the provision of any certification, identification, information, or other reporting requirement described in such item (v) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulations, treaty and administrative practice (such as U.S. Internal Revenue Service Forms W-8BEN and W-9).

In addition to the foregoing, the Issuer and the Guarantors shall also pay and indemnify the holder and the Trustee for any present or future stamp, issue, registration, value added, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (i) through (iii) or (v) through (ix) above or any combination thereof).

(b)            If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of such Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(c)            The Issuer or the relevant Guarantor, if it is the applicable withholding agent, shall make all withholdings and deductions (within the time period) required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor shall use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor shall furnish to the Trustee (or to a Holder of the Notes upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

(d)            Whenever in this Indenture or the Notes there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)            This Section 4.12 shall survive any termination, defeasance or discharge of this Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

SECTION 4.13       [Reserved].

SECTION 4.14       Note Guarantees and Security Interests; Further Assurances.

(a)            The Notes will be guaranteed (1) on a senior secured basis by the All-Assets Grantors and each Chargor and (2) on a senior unsecured basis by (i) each of the Issuer’s other existing and future Restricted Subsidiaries (other than the Issuer and the Excluded Subsidiaries) and (ii) any Restricted Subsidiary of the Issuer that incurs or guarantees (x) the Existing Secured Notes, (y) Indebtedness under Credit Facilities incurred under Section 4.06(b)(i) or (z) Capital Markets Indebtedness having an aggregate principal amount outstanding in excess of $25.0 million, in each case, subject to the limitations provided in Section 4.21 and the terms and conditions set forth in Article 10.

(b)            The Issuer shall cause the Secured Guarantors to, (i) complete all filings and other similar actions required in connection with the creation and perfection of the security interests in the Collateral owned by it in favor of the Holders, the Trustee (on its own behalf and on behalf of the Holders) and the Collateral Agent (on behalf of itself, the Trustee and the Holders), as applicable, as and to the extent contemplated by the Security Documents within the time periods set forth therein and deliver, and cause the Secured Guarantors to deliver, such other agreements, instruments, certificates and Opinions of Counsel that are necessary or advisable to maintain such security interests or as may be reasonably requested by the Collateral Agent in connection therewith and (ii) take all actions necessary or advisable to maintain such security interests.

(c)            The Issuer and the Secured Guarantors shall, at their own expense, execute and do all such acts and things and provide such assurances as may be necessary or advisable or as the Collateral Agent may reasonably request: (1) for registering any of the Security Documents in any required register and for granting, perfecting, preserving or protecting the security intended to be afforded by such Security Documents; and (2) for facilitating the exercise of all powers, authorities and discretions vested in the Collateral Agent or in any receiver of all or any part of those assets. The Issuer and the Secured Guarantors shall execute all transfers, conveyances, assignments and releases of that property whether to the Collateral Agent or to its nominees and give all notices, orders and directions as are necessary or which the Collateral Agent may reasonably request.

SECTION 4.15       [Reserved].

SECTION 4.16       Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)            The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)             pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any Guarantor;

(ii)            make loans or advances to the Issuer or any Restricted Subsidiary; or

(iii)           sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary;

provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill period to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness incurred by the Issuer or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

(b)            The provisions of Section 4.16(a) above shall not apply to encumbrances or restrictions existing under or by reason of:

(i)             agreements governing Indebtedness (including Existing Indebtedness), charter documents and shareholder agreement as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially less favorable to the holders of the Notes, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Issuer);

(ii)            this Indenture, the Notes, the Note Guarantees and the Security Documents;

(iii)           agreements governing other Indebtedness permitted to be incurred under Section 4.06 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially less favorable to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Issuer) and the Issuer determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely effect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes;

(iv)           applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(v)            any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(vi)          customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

(vii)          purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature set forth in Section 4.16(a)(iii);

(viii)        any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the property and assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(ix)           Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(x)            Liens permitted to be incurred under Section 4.07 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)            provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(xii)          restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(xiii)         any customary Productive Asset Leases for Vessels and other assets used in the ordinary course of business; provided that such encumbrance or restriction only extends to the Vessel or other asset financed in such Productive Asset Lease;

(xiv)         any Restricted Investment not prohibited by Section 4.08 and any Permitted Investment;

(xv)          any encumbrance or restriction existing with respect to any Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary that is designated as a Restricted Subsidiary in accordance with the terms of this Indenture at the time of such designation and not incurred in contemplation of such designation, which encumbrances or restrictions are not applicable to any Person other than such Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary; provided that the encumbrances or restrictions are customary for the business of such Unrestricted Subsidiary and would not, at the time agreed to, be expected (as determined in good faith by the Issuer) to affect the ability of the Issuer and the Guarantors to make payments under the Notes, the Note Guarantees and this Indenture, as applicable;

(xvi)         customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations and Cash Management Obligations permitted under this Indenture; and

(xvii)        any encumbrance or restriction existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xvi), or in this clause (xvii); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented.

SECTION 4.17       Designation of Restricted and Unrestricted Subsidiaries.

(a)            The Board of Directors of the Issuer may designate any Restricted Subsidiary (other than a Secured Guarantor) to be an Unrestricted Subsidiary if that designation would not cause a Default.

(b)            If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.08 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(c)            The Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(d)            Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee a copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Issuer will be in default of such Section 4.06. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.06, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (ii) no Default or Event of Default would be in existence following such designation.

SECTION 4.18       Payment of Taxes and Other Claims. The Issuer shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any such Subsidiary; provided that the Issuer shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or for which adequate reserves have been established or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.19       Reports to Holders.

(a)            Whether or not required by the U.S. Exchange Act and the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Holders of the Notes (with a copy to the Trustee) within the time periods specified in the SEC’s rules and regulations that are then applicable to the Issuer (or, if the Issuer is not then subject to the reporting requirements of the U.S. Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations):

(i)              all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(ii)             all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and

(iii)            all current reports that would be required to be filed with the SEC on Form 8-K under Items 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K), or any successor or comparable form, if the Issuer were required to file such reports to file such reports; provided, however, that (A) no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries), (B) the Issuer shall not be required to make available any information regarding the occurrence of any of the events set forth in this clause (iii) if the Issuer determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the holders of the notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries taken as a whole, (C) no such current report will be required to comply with Regulation G under the U.S. Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein (other than providing reconciliations of such non-GAAP information to extent included in the offering memorandum), (D) no current report will be required to comply with Rule 3-10 or 3-16 or Article 11 of Regulation S-X and (E) no such current report will be required to provide any information that is not otherwise similar to information currently included in the offering memorandum, in each case in a manner that complies in all material respects with the requirements specified in such form provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

(b)            Notwithstanding Section 4.19(a), the Issuer will be deemed to have delivered such reports and information referred to above to the Holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if the Issuer has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available.

(c)            Not later than ten Business Days after the furnishing of each such report discussed in Section 4.19(a)(i) and (ii), the Issuer will hold a conference call related to the report. Details regarding access to such conference call will be posted at least 24 hours prior to the commencement of such call on the website, IntraLinks or other online data system or website on which the report is posted. Notwithstanding the foregoing, the Issuer will be deemed to have satisfied the requirements of this Section 4.19(c) if the Issuer has held quarterly earnings calls (which may precede the furnishing of the applicable annual or quarterly report) and posted details regarding access to such earnings calls in the manner substantially consistent with past practice.

(d)            The reports set forth in Section 4.19(a)(i) and (ii) shall include disclosure with respect to the Non-Guarantor Subsidiary similar to what was included in this Offering Memorandum if such Non-Guarantor Subsidiaries, taken together as one Subsidiary, would constitute a Significant Subsidiary.

(e)            The Issuer will make the information described in Section 4.19(a) available electronically to prospective investors upon request. For so long as any Notes remain outstanding during any period when the Issuer is not subject to Section 13 or 15(d) of the U.S. Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the U.S. Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

(f)            To the extent that any reports or other information is not furnished within the time periods specified in this Section 4.19 and such reports or other information is subsequently furnished, the Issuer will be deemed to have satisfied its obligations with respect thereto and any Default or Event of Default with respect thereto shall be deemed to have been cured.

(g)            Delivery of reports, information and documents to the Trustee is for informational purposes only, and its receipt of such reports, information and documents shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s, the Guarantors’ or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on the Officer’s Certificates delivered pursuant to this Indenture). The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or to participate in any conference calls. The Trustee shall have no duty to review or analyze reports delivered to it.

SECTION 4.20       [Reserved].

SECTION 4.21       Limitation on Issuance of Guarantees of Indebtedness.

(a)            The Issuer shall not permit any Non-Guarantor Subsidiary (unless that Subsidiary is an Unrestricted Subsidiary) to, directly or indirectly, Guarantee the payment of any (x) the Existing Secured Notes, (y) Indebtedness under Credit Facilities incurred under Section 4.06(b)(i) or (z) Capital Markets Indebtedness having an aggregate principal amount outstanding in excess of $25.0 million, in each case, unless, within 30 calendar days of the incurrence of such Guarantee, such Subsidiary executes and delivers a Supplemental Indenture providing for the Note Guarantee by such Subsidiary, which Guarantee will be senior to or pari passu with such Subsidiary’s guarantee of such other Indebtedness and with respect to any guarantee of Indebtedness that is expressly contractually subordinated in right of payment to the Notes or to any such Note Guarantee by such Subsidiary, any such guarantee will be subordinated to such Subsidiary’s Note Guarantee at least to the same extent as such subordinated Indebtedness is subordinated to the Notes.

(b)            Each Note Guarantee shall be released in accordance with the provisions of this Indenture as described under Section 10.03.

(c)            Section 4.21(a) shall not be applicable to any guarantees of any Subsidiary of the Issuer:

(i)             existing on the Issue Date;

(ii)             that existed at the time such Person became a Subsidiary of the Issuer if the guarantee was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Issuer; or (iii) arising solely due to granting of a Permitted Lien that would not otherwise constitute a guarantee of Indebtedness of the Issuer or any Restricted Subsidiary.

(d)            Each additional Note Guarantee shall be limited as necessary to recognize certain defenses generally available to guarantors or sureties (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

(e)            Notwithstanding the foregoing, the Issuer shall not be obligated to cause such Restricted Subsidiary to guarantee the Notes to the extent that such guarantee by such Restricted Subsidiary would reasonably be expected to give rise to or result in (x) any liability for the officers, directors or shareholders of such Restricted Subsidiary, (y) any violation of applicable law that cannot be prevented or otherwise avoided through measures reasonably available to the Issuer or the Restricted Subsidiary or (z) any significant cost, expense, liability or obligation (including with respect to any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (y) undertaken in connection with such Note Guarantee which cannot be avoided through measures reasonably available to the Issuer or the Restricted Subsidiary.

SECTION 4.22       Impairment of Security Interest. The Issuer shall not permit any Secured Guarantor to (i) fail to comply with the covenants and other agreements set forth in the Security Documents or (ii) take or omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral in favor of the Collateral Agent (it being understood that the incurrence of Permitted Liens shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral). The Issuer shall not permit any Secured Guarantor to suffer to exist or grant to any Person other than the Collateral Agent, for the benefit of the secured parties, any Lien over any of the Collateral that is prohibited by Section 4.07, but may permit any Secured Guarantor to grant or suffer to exist, Permitted Liens as permitted by such covenant, and may permit any Secured Guarantor to discharge, the Collateral may be discharged or released in accordance with Section 11.04 of this Indenture and the applicable Security Documents.

Subject to the foregoing, the Security Documents may be amended, extended, renewed, restated or otherwise modified without the consent of the Holders to (1) provide for Permitted Liens; (2) add to the Collateral; or (3) make any other change thereto that does not adversely affect the Holders of the Notes in any material respect; provided, however, that (except where permitted by this Indenture or to effect or facilitate the creation of Permitted Liens or to add to the Collateral for the benefit of the Collateral Agent and holders of other Indebtedness incurred in accordance with this Indenture) no Security Document may be amended, extended, renewed, restated or otherwise modified or released, unless contemporaneously with such amendment, extension, renewal, restatement or modification or release (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), the Issuer delivers to the Collateral Agent and the Trustee: (A) an Officer’s Certificate of the relevant Person which states that all conditions precedent in this Indenture and the Security Documents relating to any such action have been complied with; and (B) an Opinion of Counsel confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement or other modification, the Lien or Liens securing the Notes created under the Security Document so amended, extended, renewed, restated or modified are valid and perfected Liens and that all conditions precedent in this Indenture and the Security Documents relating to any such action have been complied with. In the event that the Issuer and the Secured Guarantors comply with the requirements of this covenant, the Collateral Agent and, as applicable, the Trustee shall (subject to customary protections and indemnifications) consent to such amendments without the need for instructions from the Holders of the Notes; provided that neither the Collateral Agent nor the Trustee shall be obligated to enter into any such amendment that adversely affects its own rights, duties, liabilities or immunities.

SECTION 4.23       After-Acquired Property. As promptly as practicable following the acquisition by an All-Assets Grantor of any After-Acquired Property, it shall execute and deliver such pledges, charges, equitable mortgages, security instruments, financing statements and certificates as shall be reasonably necessary or advisable to vest in the Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral, and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

SECTION 4.24       Mortgaged Vessel Restrictions. The Issuer will not permit and will not cause or permit any Mortgaged Vessel to be owned by any Subsidiary of the Issuer other than an All-Assets Grantor.

SECTION 4.25       Re-flagging of Vessels. Notwithstanding anything to the contrary herein, an All-Assets Grantor may re-flag a Vessel that it owns or bareboat charters or reconstitute or continue itself in another jurisdiction, or amalgamate or merge with or into another Guarantor (which shall then become an All-Assets Grantor), for the purpose of re-flagging a vessel that it owns or bareboat charters so long as at all times each Person remains organized under the laws of any Permitted Re-Flagging Jurisdiction; provided that as promptly as practicable following the transactions required to complete the re-flagging of such vessel, to the extent that any Liens on the Collateral securing the Notes were released as provided for under Section 11.04 (x) any All-Assets Grantor grants a Lien of at least equivalent ranking over the same assets and (y) the Issuer delivers to the Trustee and the Collateral Agent, (1) either (x) a solvency opinion from an independent financial advisor or appraiser or investment bank which confirms the solvency of the Issuer and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such re-flagging or (y) an Officer’s Certificate of the relevant Person which confirms the solvency of the Person granting such Lien after giving effect to any transactions related to such re-flagging and states that all covenants and conditions precedent to the re-flagging set forth in this Indenture and the Security Documents, if any, have been complied with, and (2) an Opinion of Counsel (subject to any qualifications customary for this type of Opinion of Counsel) stating that all covenants and conditions precedent to the re-flagging set forth in this Indenture and the Security Documents, if any, have been complied with and confirming that, after giving effect to any transactions related to such re-flagging, the Lien or Liens created under the Security Document, as so released and retaken, are valid and perfected Liens. For the avoidance of doubt, the provisions of Article Five will not apply to a reconstitution, amalgamation or merger permitted under this Section 4.25.

SECTION 4.26       Financial Calculations for Limited Condition Transactions; Certain Calculations.

(a)            When calculating the availability under any basket, test or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Calculation Period ending prior to the LCT Test Date, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

(b)            For the avoidance of doubt, (x) if the Issuer has made an LCT Election and any of the baskets, tests or ratios for which compliance was determined or tested as of the LCT Test Date are thereafter exceeded as a result of fluctuations in any such basket, test or ratio (including due to fluctuations of the Issuer or the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios shall not be deemed to have been exceeded as a result of such fluctuations (provided, however, that if any tests or ratios improve or baskets increase as a result of such fluctuations, such improved test, ratios or baskets may be utilized) and (y) such baskets, tests or ratios shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any basket, test or ratio on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such basket, test or ratio shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated.

(c)            For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any leverage ratio or the amount of Consolidated EBITDA, Consolidated Net Income or Total Tangible Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no default or event of default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

SECTION 4.27       Maintenance of Insurance. Each All-Assets Grantor (or the Issuer, on behalf of each All-Assets Grantor) shall:

(a)            maintain or cause to be maintained insurance in an amount and against such risks as is prudent;

(b)           cause all such policies covering the Mortgaged Vessels to be endorsed in customary form in favor of the Collateral Agent;

(c)            maintain with financially sound and reputable insurance companies, insurance with respect to any of its properties, other than the Mortgaged Vessels, and business against loss or damage of the kinds customarily insured against by persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such persons;

(d)            keep each Mortgaged Vessel insured at its expense against: (i) fire and usual marine risks in an amount which shall not be less than the Fair Market Value (including hull and machinery and hull interest/increased value or disbursement); (ii) war risks in an amount which shall not be less than the Fair Market Value (including war protection and indemnity risks, terrorism, piracy, and usual dispossession and/or confiscation, and including LPO 444 or other applicable equivalent); and (iii) protection and indemnity risks for the full tonnage of the Mortgaged Vessel in a protection and indemnity association or club member of the “International Group of P&I Clubs” in an amount equal to the maximum limit of cover generally available for such association or club but, in the case of pollution risks, for such amount as is from time to time deemed to be the maximum insurable amount for pollution risks available from protection and indemnity associations or clubs that are members of the “International Group of P&I Clubs”; and

(e)            If any of the insurances referred to in clause (d) above have been taken out on conditions other than the Nordic Marine Insurance Plan of 2013 (as amended from time to time) and/or form a part of a fleet cover, the Issuer shall procure that the insurers shall undertake that they shall neither set off against any claims in respect of the Mortgaged Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel this insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances.

Article Five
MERGER, CONSOLIDATION OR SALE OF ASSETS

SECTION 5.01       Merger, Consolidation or Sale of Assets.

(a)            The Issuer shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(i)             either: (A) the Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of a Permitted Jurisdiction;

(ii)             the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes by a Supplemental Indenture entered into with the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

(iii)            immediately after such transaction, no Default or Event of Default is continuing;

(iv)           the Issuer, or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.06(a); and

(v)            the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer and, in the case in which a Supplemental Indenture or other documentation is entered into, such Supplemental Indenture or other documentation, comply with this Section 5.01 and that all conditions precedent provided for in this Indenture and the Security Documents, if any, relating to such transaction have been complied with.

Clauses (iii) and (iv) of this Section 5.01(a) shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets or merger or consolidation of the Issuer, as applicable, with or into the Issuer or a Guarantor and clause (iv) of this Section 5.01(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets or merger or consolidation of the Issuer with or into an Affiliate solely for the purpose of (i) reincorporating the Issuer in another jurisdiction for tax reasons and/or (ii) converting into a corporation, partnership or limited liability company.

(b)            A Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and this Indenture as provided in Section 10.03) shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of such Guarantor and its Subsidiaries which are Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(i)             immediately after giving effect to that transaction, no Default or Event of Default is continuing;

(ii)            either:

(A)            the person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture, if applicable, and the Security Documents to which the Guarantor is a party, pursuant to a Supplemental Indenture, joinder or other reasonably necessary documentation and, to the extent such Guarantor is a Chargor or an All-Assets Grantor, such person becomes a Chargor or an All-Assets Grantor, as applicable; or

(B)            the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture; and

(iii)            the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer and, in the case in which a Supplemental Indenture, joinder or other documentation is entered into, such Supplemental Indenture, joinder or other documentation, comply with this Section 5.01 and that all conditions precedent provided for in this Indenture and the Security Documents, if any, relating to such transaction have been complied with.

(c)            Notwithstanding the provisions of Section 5.01(b), (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction and (2) a Guarantor may merge, amalgamate or consolidate with the Issuer or another Guarantor; provided that if the merging, amalgamating or consolidating Guarantor is an All-Assets Grantor or a Chargor, such surviving Person shall also be, or shall become, an All-Assets Grantor or a Chargor, as applicable.

SECTION 5.02       Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Issuer in accordance with Section 5.01 of this Indenture, any surviving entity formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such surviving entity had been named as the Issuer herein; provided that the Issuer shall not be released from its obligation to pay the principal of, premium, if any, or interest and Additional Amounts, if any, on the Notes in the case of a lease of all or substantially all of its property and assets.

Article Six
DEFAULTS AND REMEDIES

SECTION 6.01       Events of Default.

(a)            Each of the following shall be an “Event of Default”:

(i)             default for 30 days in the payment when due of interest or Additional Amounts, if any, with respect to the Notes;

(ii)            default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(iii)            failure by the Issuer or relevant Guarantor to comply with Section 4.11 or Section 5.01;

(iv)            failure by the Issuer or relevant Guarantor for 60 days after written notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the agreements in this Indenture, other than a default in performance, or breach, or a covenant or agreement which is specifically dealt with in clauses (i), (ii) or (iii) above;

(v)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)            is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace or cure period provided in such Indebtedness on the date of such default; or

(B)            results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness that is due and has not been paid, together with the principal amount of any other such Indebtedness that is due and has not been paid or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(vi)            failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal, waiver or otherwise, shall not have been in effect;

(vii)          any security interest under the Security Documents on any Collateral having a Fair Market Value in excess of $10.0 million shall, at any time, cease to be in full force and effect (other than in accordance with the terms of the relevant Security Document and this Indenture) for any reason other than the satisfaction in full of all obligations under this Indenture or the release or amendment of any such security interest in accordance with the terms of this Indenture, or such Security Document or any such security interest created thereunder shall be declared invalid or unenforceable in a final non-appealable decision of a court of competent jurisdiction or the Issuer or any Secured Guarantor shall assert in writing that any such security interest is invalid or unenforceable and any such Default continues for 30 days;

(viii)         except as permitted by this Indenture (including with respect to any limitations), the Note Guarantee of a Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor which is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 30 days; or

(ix)              (A) a court having jurisdiction over the Issuer or a Significant Subsidiary enters (x) a decree or order for relief in respect of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary, or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any such Subsidiary or group of Restricted Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any such Subsidiary or group of Restricted Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any such Subsidiary or group of Restricted Subsidiaries or for all or substantially all the property and assets of the Issuer or any such Subsidiary or group of Restricted Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due.

(b)            If a Default or an Event of Default occurs and is continuing and a Responsible Officer has received written notice of such Default or Event of Default, the Trustee shall deliver to each Holder notice of the Default or Event of Default within 15 Business Days after receiving such written notice by registered or certified mail or facsimile transmission. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, and Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if it in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer has received written notice of such Default at the Corporate Trust Office and such notice references this Indenture and the Notes and states that it is a notice of Default or Event of Default.

SECTION 6.02       Acceleration.

(a)            If an Event of Default specified in Section 6.01(a)(ix) occurs, with respect to the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

(b)            If an Event of Default (other than an Event of Default specified in Section 6.01(a)(ix)) occurs and is continuing, the Trustee may, or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may declare all the Notes to be due and payable immediately by written notice to the Issuer (with a copy of such notice being delivered to the Trustee, if given by the Holders, and the Collateral Agent). Upon the effectiveness of such declaration, the principal and interest and Additional Amounts, if any, on the Notes shall be due and payable immediately.

(c)            In the event of a declaration of acceleration of the Notes pursuant to Section 6.01(a)(v) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(v) shall be remedied or cured, or waived by the Holders of the relevant Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction.

(d)            The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. The Collateral Agent will be under no obligation to exercise any of its rights or powers under this Indenture or the Security Documents, as applicable, at the request or direction of any holders of Notes unless such holders have offered to the Collateral Agent indemnity or security satisfactory to it against any loss, liability or expense.

(e)            The Issuer shall deliver written notice to the Trustee and the Collateral Agent within 30 days of becoming aware of the occurrence of a Default or an Event of Default. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Additional Amounts or premium, if any.

SECTION 6.03       Other Remedies. If an Event of Default occurs and is continuing, the Trustee may (but shall not be obligated to) in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Trustee may direct the Collateral Agent to take enforcement action with respect to the Collateral if any amount is declared or becomes due and payable pursuant to Section 6.02 (but not otherwise), subject to the limitations set forth in the Security Documents.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee, and all rights of action and claims under the Security Documents may be prosecuted or enforced under the Security Documents by the Collateral Agent (in consultation with the Trustee, where appropriate), without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee or the Collateral Agent shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent, their agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.04       Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding, by written notice to the Trustee and the Collateral Agent may, on behalf of the Holders of all outstanding Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default:

(a)            in the payment of the principal of premium, if any, or interest or Additional Amounts on any Note held by a non-consenting Holder (which may only be waived with the consent of each Holder affected); or

(b)            for any Note held by a non-consenting Holder, in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holders of each Note affected by such modification or amendment.

Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose under this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05       Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent pursuant to this Indenture or the Security Documents, as applicable, or exercising any trust or power conferred on the Trustee or the Collateral Agent under this Indenture or the Security Documents, as applicable; provided that:

(a)            the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with applicable law, this Indenture or the Security Documents, that the Trustee or Collateral Agent determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that neither the Trustee nor the Collateral Agent has an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee or the Collateral Agent in personal liability; and

(b)            the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction.

SECTION 6.06       Limitation on Suits. A Holder may not institute any proceedings or pursue any remedy with respect to this Indenture, the Notes or any Security Document unless:

(a)            such Holder has previously given the Trustee and the Collateral Agent written notice that an Event of Default is continuing;

(b)            the Holders of at least 30% in aggregate principal amount of the then outstanding Notes shall have made a written request to the Trustee or the Collateral Agent, as applicable, to pursue such remedy;

(c)            such Holder or Holders have offered, and if requested, provided to the Trustee or the Collateral Agent, as applicable, indemnity and/or security satisfactory to the Trustee or the Collateral Agent against any loss, liability or expense;

(d)            the Trustee or the Collateral Agent, as applicable, has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)            Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee or the Collateral Agent a direction that is inconsistent with the request within the 60-day period.

The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, Additional Amounts, if any, or interest, if any, on the Note on or after the respective due dates expressed in the Note.

SECTION 6.07       Unconditional Right of Holders to Bring Suit for Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes shall not be impaired or affected without the consent of such Holder.

SECTION 6.08       Collection Suit by Trustee. The Issuer covenants that if default is made in the payment of:

(a)            any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)            the principal of (or premium, if any, on) any Note at the Stated Maturity thereof, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on the Notes for principal (and premium, if any), Additional Amounts, if any and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 7.06 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

SECTION 6.09       Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture) and the Holders allowed in any judicial proceedings relative to any of the Issuer or Guarantors, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10       Application of Money Collected. If the Trustee collects any money or property pursuant to this Article Six or pursuant to the Security Documents, it shall pay out the money or property in the following order:

FIRST: to the Trustee, any Agent, and the Collateral Agent and their respective agents and counsel for amounts due under this Indenture and the Security Documents;

SECOND: to the Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest (with interest (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installments of interest and overdue principal at the Overdue Rate), if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and THIRD: to the Issuer, any Guarantor or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 30 days before such record date, the Issuer shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. This Section 6.10 is subject at all times to the provisions set forth in Section 11.02.

SECTION 6.11       Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as Trustee or as the Collateral Agent, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or to any suit by any Holder pursuant to Section 6.07.

SECTION 6.12       Restoration of Rights and Remedies. If the Trustee or the Collateral Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13       Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, or the Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14       Delay or Omission Not Waiver. No delay or omission of the Trustee, or the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee, or the Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.15       Record Date. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

SECTION 6.16       Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee or to the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article Seven
TRUSTEE AND COLLATERAL AGENT

SECTION 7.01       Duties of Trustee and Collateral Agent. If an Event of Default has occurred and is continuing of which the Trustee has received written notice, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            With respect to the Trustee, except during the continuance of an Event of Default, and at all times with respect to the Collateral Agent:

(1)            the duties of the Trustee and the Collateral Agent will be determined solely by the express provisions of this Indenture and the Security Documents to which the Trustee and Collateral Agent are a party and the Trustee and the Collateral Agent need perform only those duties that are specifically set forth in this Indenture and the Security Documents to which the Trustee and Collateral Agent are a party and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Collateral Agent; and

(2)            in the absence of gross negligence on its part, each of the Trustee and the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and/or the Collateral Agent and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee or the Collateral Agent, as applicable, will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            Neither the Trustee nor the Collateral Agent shall be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of Section 7.01(b);

(2)            the Trustee and the Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or Collateral Agent, as applicable, was grossly negligent in ascertaining the pertinent facts; and

(3)            neither the Trustee nor the Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or Section 6.05.

(d)            Liabilities of the Collateral Agent shall be limited as provided herein and in the Security Documents.

(e)            Whether or not therein expressly so provided, every provision of this Indenture and the Security Documents, as applicable, that in any way relates to the Trustee or the Collateral Agent is subject to this Section 7.01 and Section 7.02.

(f)            No provision of this Indenture and the Security Documents, as applicable, will require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability. Neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of its rights or powers under this Indenture and the Security Documents, as applicable, at the request of any Holders, unless such Holder has offered to the Trustee or the Collateral Agent security or indemnity satisfactory to it against any loss, liability or expense.

(g)            Neither the Trustee nor the Collateral Agent will be liable for interest on any money received by it except as the Trustee or the Collateral Agent may agree in writing with the Issuer. Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

SECTION 7.02       Rights of Trustee and Collateral Agent.

(a)            Each of the Trustee and the Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor the Collateral Agent needs investigate any fact or matter stated in the document.

(b)            Before the Trustee or the Collateral Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Collateral Agent will be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Each of the Trustee and the Collateral Agent may consult with counsel reasonably selected by it and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            Each of the Trustee and the Collateral Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            Each of the Trustee and the Collateral Agent will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Security Documents.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)             Each of the Trustee and the Collateral Agent will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee or the Collateral Agent, as applicable, indemnity or security satisfactory to the Trustee or the Collateral Agent, as applicable, against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)            Each of the Trustee or the Collateral Agent may employ or retain accountants, appraisers or other experts or advisers as it may reasonably require for purposes of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the party of any of them.

(h)            In no event shall the Trustee nor the Collateral Agent be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)             Neither the Trustee nor the Collateral Agent shall be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee or the Collateral Agent, as applicable, has actual knowledge thereof or unless written notice of such a Default or Event of Default is received by the Trustee or the Collateral Agent, as applicable, at the Corporate Trust Office of the Trustee or the Collateral Agent, as applicable, and such notice references the Notes and this Indenture.

(j)             The rights, privileges, protections, immunities and benefits given to the Trustee and the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Collateral Agent, as applicable, in each of its capacities hereunder and whenever acting in any capacity under the Security Documents and each agent, custodian and other Person employed to act hereunder or under any Security Document; provided that upon the occurrence and during the continuance of an Event of Default, only the Trustee shall be subject to the prudent person standard.

(k)            Each of the Trustee and the Collateral Agent may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an incumbency certificate).

(l)            Neither the Trustee nor the Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)            The Trustee and the Collateral Agent shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any Security Document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, the Security Documents or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by the Security Documents, (iv) the value or the sufficiency of any Collateral or (v) the satisfaction of any condition set forth in any Security Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

(n)            Neither the Trustee nor the Collateral Agent shall have any obligation whatsoever to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes in accordance with this Indenture or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(o)            Neither the Trustee nor the Collateral Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Indenture or the Security Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(p)            Neither the Trustee nor the Collateral Agent shall be responsible or liable for the environmental condition or any contamination of any property secured by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. Neither the Trustee nor the Collateral Agent shall be liable for any claims by or on behalf of the Holders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.

(q)            Neither the Trustee nor the Collateral Agent shall be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire or make any determination as to the sufficiency of any policies of insurance carried by the Issuer or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(r)            Neither the Trustee nor the Collateral Agent shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of actions, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including, but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental laws as a result of this Indenture or the Security Documents. The parties hereto acknowledge that in the exercise of its rights under this Indenture or the Security Documents, the Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Collateral Agent or the shall not be construed or otherwise constitute any participation in in the management of such Collateral. Neither the Trustee nor the Collateral Agent shall be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Trustee or the Collateral Agent would be considered to hold title to, to be a “mortgagee in possession of,” or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980 (“CERCLA”), as amended from time to time, or otherwise cause the Trustee or the Collateral Agent to incur liability under CERCLA or any other federal, state or local law and the Collateral Agent and the Trustee reserve the right, instead of taking such action, to either resign as Collateral Agent or Trustee or arrange for the transfer of title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Issuer or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including Collateral Agent or the Trustee) other than the Issuer or the Guarantors, subject to the terms of the Security Documents, a majority in interest of Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property. Notwithstanding the foregoing, before taking any such action, the Trustee or the Collateral Agent may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

(s)            Neither the Trustee nor the Collateral Agent shall have any obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Agent pursuant to the Security Documents or (ii) enable the Trustee or the Collateral Agent, as applicable, to exercise and enforce its rights under the this Indenture or the Security Documents with respect to such pledge and security interest. In addition, neither the Trustee nor the Collateral Agent shall have any responsibility or liability (i) in connection with the acts or omissions of the Issuer or any Guarantor in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

(t)             Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance by the Issuer or the Holders with or with respect to any securities or tax laws (including, but not limited to, any United States federal or state or other securities or tax laws), or, except as specifically provided herein, obtain documentation on any transfers or exchanges of the Notes. Nothing in this provision shall be deemed to limit the Trustee’s or any Agent’s duty to comply with any obligations it may have pursuant to applicable law.

(u)            The Trustee shall not be liable for any act, omission, breach, misconduct or liability whatsoever of the Collateral Agent and the Collateral Agent shall not be liable for any act, omission, breach, misconduct or liability whatsoever of the Trustee.

(v)            The provisions of this Section 7.02 shall survive satisfaction and discharge or the termination, for any reason, of this Indenture the resignation and/or removal of the Trustee or the Collateral Agent, as applicable, and with respect to the Collateral Agent, the termination of the Security Documents.

(w)           The permissive rights of the Trustee and Collateral Agent under this Indenture and the Security Documents shall not be construed as duties.

(x)            The Trustee and the Collateral Agent shall be permitted to use overnight carriers to transmit possessory collateral and should not be liable for any items lost or damaged in transit.

SECTION 7.03       Individual Rights of Trustee and the Collateral Agent.

The Trustee or the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or Collateral Agent. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.08 and 7.09 hereof.

SECTION 7.04       Disclaimer.

Neither the Trustee nor the Collateral Agent will be responsible for and each makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents, shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee (in the case of the Trustee), and will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05       Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will send to Holders of the Notes and the Collateral Agent a notice of the Default or Event of Default within 90 days after it is actually known by a Responsible Officer of the Trustee or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of, or premium or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06       Compensation and Indemnity.

(a)            The Issuer will pay to the Trustee and the Collateral Agent compensation for its acceptance of this Indenture and services hereunder and under the Security Documents as the parties shall agree in writing from time to time. Neither the Trustee’s nor the Collateral Agent’s compensation will be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services as agreed to in writing by the parties. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s or the Collateral Agent’s agents and counsel.

(b)            The Issuer and the Guarantors will jointly and severally defend, release and indemnify each of the Trustee and the Collateral Agent and each of their respective directors, officers, agents and employees and hold each of them harmless against any and all losses, liabilities, actions, suits, proceedings at law or in equity and any other fees (including attorneys’ fees), charges or expenses incurred by it of any character or nature arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including the costs and expenses of enforcing this Indenture and the Security Documents against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability action, suit, proceeding, fee, charge or expense may be attributable to its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. Each of the Trustee and the Collateral Agent will notify the Issuer promptly of any third party claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee and the Collateral Agent, as applicable, will cooperate in the defense. Each of the Trustee and the Collateral Agent may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Issuer need not reimburse any expense or indemnity against any loss, liability or expense incurred by the Trustee or the Collateral Agent through the Trustee’s or the Collateral Agent’s own willful misconduct or gross negligence as determined by a final, non-appealable decision court of competent jurisdiction

(c)            The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture, the repayment of the Notes and the resignation or removal of the Trustee or the Collateral Agent and, with respect to the Collateral Agent, the termination of the Security Documents.

(d)            To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee and the Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Collateral Agent, except that held in trust to pay principal of, premium or interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

SECTION 7.07       Replacement of Trustee or Collateral Agent.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent will become effective as provided in this Section 7.07.

(b)            The Trustee or the Collateral Agent, as applicable, may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer in writing not less than 30 days prior to the effective date of such resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Collateral Agent, as applicable by so notifying the Trustee or the Collateral Agent and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer may remove the Trustee or Collateral Agent, as applicable, if:

(1)            the Trustee or the Collateral Agent fails to comply with Section 7.09 hereof;

(2)            the Trustee or the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or the Collateral Agent under any Bankruptcy Law;

(3)            a custodian or public officer takes charge of the Trustee or the Collateral Agent or its property; or

(4)            the Trustee or the Collateral Agent, as applicable, becomes incapable of acting.

(c)            If the Trustee or the Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or the Collateral Agent for any reason, the Issuer will promptly appoint a successor Trustee or Collateral Agent. Within one year after the successor Trustee or Collateral Agent, as applicable, takes office, in the case of the successor Trustee or successor Collateral Agent, as applicable, the Holders of a majority in aggregate principal amount of the then outstanding Notes may, at the Issuer’s expense, appoint a successor Trustee or Collateral Agent, as applicable, to replace the successor Trustee or Collateral Agent appointed by the Issuer.

(d)            If a successor Trustee or Collateral Agent, as applicable, does not take office within 60 days after the retiring Trustee or Collateral Agent, as applicable, resigns or is removed, the retiring Trustee or Collateral Agent, as applicable, the Issuer, or in the case of the successor Trustee or the successor Collateral Agent the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee or Collateral Agent, as applicable: (1) authorized to exercise corporate trust powers, and (2) having a combined capital and surplus of at least $50,000,000.

(e)            If the Trustee or the Collateral Agent, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Collateral Agent, as applicable, and the appointment of a successor Trustee or Collateral Agent.

(f)            A successor Trustee or Collateral Agent will deliver a written acceptance of its appointment to the retiring Trustee or Collateral Agent, as applicable, and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or Collateral Agent will become effective, and the successor Trustee or Collateral Agent will have all the rights, powers and duties of the Trustee or Collateral Agent under this Indenture. The successor Trustee or Collateral Agent will mail a notice of its succession to Holders. The retiring Trustee or Collateral Agent will promptly transfer all property held by it as Trustee or Collateral Agent to the successor Trustee or successor Collateral Agent, as applicable; provided all sums owing to the Trustee or Collateral Agent hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.

Notwithstanding replacement of the Trustee or Collateral Agent pursuant to this Section 7.07, the Issuer’s and Guarantors’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee or Collateral Agent.

(g)            Upon the retirement or removal of the Trustee or Collateral Agent, the retired or removed Trustee or Collateral Agent shall have no responsibility or liability for any action or inaction of a successor Trustee or Collateral Agent.

SECTION 7.08       Successor Trustee or Collateral Agent by Merger, etc.

If the Trustee or the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee or successor Collateral Agent, as applicable.

SECTION 7.09       Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Article Eight
DEFEASANCE; SATISFACTION AND DISCHARGE

SECTION 8.01       Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time prior to the Stated Maturity of the Notes, by a resolution of its Board of Directors, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02       Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, (1) the Issuer shall be deemed to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees and (2) to have all Liens on the Collateral and obligations under the Security Documents released on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)            (1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest (including Additional Amounts) or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.08;

(b)            the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)            the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Collateral Agent hereunder, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d)           the provisions of this Article Eight.

Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 below with respect to the Notes. If the Issuer exercises its Legal Defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default.

SECTION 8.03       Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the obligations of the Issuer and the Guarantors, including all Liens on the Collateral and obligations under the Security Documents, shall be released with respect to any covenant contained in Sections 4.04 through 4.11, 4.14 through 4.17, 4.19 through 4.25, 4.27 and 5.01 with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.04       Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(a)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest (including Additional Amounts) or premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b)            in the case of Legal Defeasance, the Issuer must deliver to the Trustee:

(i)       an Opinion of Counsel of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that (A) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and (ii)       an Opinion of Counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the Holders of the Notes will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)            in the case of Covenant Defeasance, the Issuer must deliver to the Trustee:

(i)       an Opinion of Counsel of United States counsel, which counsel is reasonably acceptable to the Trustee, confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and (ii)       an Opinion of Counsel in the jurisdiction of incorporation of the Issuer, which counsel is reasonably acceptable to the Trustee, to the effect that the Holders of the Notes will not recognize income, gain or loss for tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(d)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(e)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

(f)            the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g)            the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer and the Guarantors shall remain liable for such payments.

SECTION 8.05       Satisfaction and Discharge of Indenture. This Indenture, and the rights of the Trustee, the Collateral Agent and the Holders of the Notes under the Notes, the Note Guarantees and the Security Documents, shall be discharged and shall cease to be of further effect as to all Notes issued thereunder (other than such terms that expressly survive satisfaction and discharge), and all Liens on the Collateral in favor of the Collateral Agent will no longer secure the obligations under this Indenture, the Notes and the Note Guarantees and all Note Guarantees will be automatically released and discharged, when:

(a)            either:

(i)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or (ii) all Notes that have not been delivered to the Trustee for cancellation (A) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (B) will become due and payable within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and in each case, the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, Additional Amounts and premium, if any, and accrued interest to the date of maturity or redemption;

(b)            the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the Security Documents;

(c)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(d)            in the case of a discharge pursuant to clause (a) above, the Issuer shall deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (a), (b) and (c)).

SECTION 8.06       Survival of Certain Obligations. Notwithstanding Sections 8.01 and 8.03, any obligations of the Issuer and the Guarantors in Sections 2.02 through 2.14, 6.07, 7.05 and 7.06 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer or the Guarantors in Section 7.06 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.07       Acknowledgment of Discharge by Trustee. Subject to Section 8.09, after the conditions of Section 8.02 or Section 8.03 and Section 8.04 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s and the Guarantors’ obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.08       Application of Trust Money. Subject to Section 8.09, the Trustee shall hold in trust cash in U.S. dollars or Government Securities deposited with it pursuant to this Article Eight. It shall apply the deposited cash or Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.09       Repayment to Issuer. Subject to Sections 7.06, and 8.01 through 8.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. Subject to applicable law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.10       Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee and the Paying Agent against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such Government Securities.

Article Nine
AMENDMENTS AND WAIVERS

SECTION 9.01       Without Consent of Holders.

(a)            The Issuer, when authorized by a resolution of its Board of Directors (as evidenced by the delivery of such resolutions to the Trustee), the Guarantors, the Collateral Agent and the Trustee (as applicable and to the extent each is a party to the relevant document) may modify, amend or supplement this Indenture, the Notes, the Note Guarantees and the Security Documents without notice to or consent of any Holder:

(i)             to cure any ambiguity, mistake, defect or inconsistency;

(ii)            to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(iii)           to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(iv)            to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(v)             to conform the text of this Indenture, the Note Guarantees, the Notes of the Security Documents to any provision of the section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Notes or the Security Documents (as evidenced by an Officer’s Certificate delivered to the Trustee and the Collateral Agent, as applicable);

(vi)            to provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with Section 4.06, Section 4.14 and Section 4.21, to add security to or for the benefit of the Notes or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien (including Liens on the Collateral or Liens granted pursuant to the Security Documents) or any amendment in respect thereof with respect to or securing the Notes when such release, termination, discharge or retaking or amendment is permitted under this Indenture and the Security Documents;

(vii)           in the case of the Security Documents, to mortgage, charge, pledge, hypothecate or grant a security interest in favor of any other party that is granted a Lien on Collateral in accordance with the terms of this Indenture, in each case, in any property which is required by the documents governing such Indebtedness to be mortgaged, charged, pledged or hypothecated, or in which a security interest is required to be granted to the Collateral Agent, or to the extent necessary to grant a security interest for the benefit of any Person; provided that the granting of such security interest is not prohibited by this Indenture and Section 4.22 is complied with;

(viii)         as provided under Section 4.22;

(ix)            to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(x)             to allow any Guarantor to execute a Supplemental Indenture and a Note Guarantee with respect to the Notes;

(xi)            to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA (if this Indenture in the future is so qualified under the TIA);

(xii)           to evidence and provide the acceptance of the appointment of a successor Trustee or Collateral Agent under this Indenture;

(xiii)          to release Collateral as permitted by this Indenture and the Security Documents;

(xiv)          to add additional secured creditors holding junior Lien obligations so long as such obligations are not prohibited by this Indenture or the Security Documents; and

(xv)           to provide for the accession of any parties to the Security Documents and Approved Intercreditor Agreements (and other amendments that are administrative or ministerial in nature) in connection with an incurrence of additional secured Indebtedness permitted by this Indenture.

(b)            In connection with any proposed amendment, supplement or waiver in respect of such matters, the Trustee and the Collateral Agent will be entitled to receive, and rely conclusively on, an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement is authorized or permitted by the terms of this Indenture, the Notes, the Note Guarantees and the Security Documents, as applicable, and that all conditions precedent provided in this Indenture, the Notes, the Note Guarantees and the Security Documents, as applicable, relating to the execution and delivery of such amendment have been complied with and, with respect to such Opinion of Counsel, that the amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the applicable Guarantors, enforceable against them in accordance with its terms. Notwithstanding the foregoing, neither the Collateral Agent nor the Trustee shall have any obligation to enter into any amendment, waiver, supplement or other modification that affects its own rights, protections, duties, indemnities or immunities under this Indenture, the Security Documents or any other agreement.

SECTION 9.02       With Consent of Holders.

(a)            Except as provided in Section 9.02(b) below and Section 6.04, and without prejudice to Section 9.01, this Indenture, the Notes, the Note Guarantees and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided that any such amendment, supplement or waiver to release the security interests in the Collateral granted in favor of the Collateral Agent for the benefit of the Trustee and the Holders of Notes (other than pursuant to the terms of the Security Documents or this Indenture, as applicable) shall (i) in respect of all or substantially all of the Collateral, require the consent of the Holders of at least 75% in aggregate principal amount of the Notes and (ii) in respect of Collateral with a Fair Market Value greater than $100 million (but, for the avoidance of doubt, less than all or substantially all of the Collateral), require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes.

(b)            Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i)             reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(ii)            reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the notice period for a redemption);

(iii)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(iv)           make any change to the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Note Guarantee in respect thereof;

(v)            waive a Default or Event of Default in the payment of principal of, or interest, Additional Amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(vi)           make any Note payable in money other than that stated in the Notes;

(vii)          make any change in the provisions of this Indenture relating to waivers of past Defaults or to the contractual right expressly set forth in this Indenture or the Notes any of Holder of Notes to receive payments of principal of, or interest, Additional Amounts or premium, if any, on, the Notes;

(viii)         waive a redemption payment with respect to any Note;

(ix)            release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(x)             make any change in the preceding amendment and waiver provisions.

(c)            The consent of the Holders shall not be necessary under this Indenture to approve the particular form of any proposed amendment, modification, supplement, waiver or consent. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement, waiver or consent. A consent to any amendment or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

SECTION 9.03       Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.04       Notation on or Exchange of Notes. If an amendment, modification or supplement changes the terms of a Note, the Issuer or the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note and on any Note subsequently authenticated regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall, upon receipt of an Issuer Order, authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

SECTION 9.05       Payments for Consents. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms of the provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries shall be permitted, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture, to exclude Holders of Notes in any jurisdiction where (A)(i) the solicitation of such consent, waiver or amendment, including in connection with an offer to purchase for cash, or (ii) the payment of the consideration therefor would require the Issuer or any of its Restricted Subsidiaries to file a registration statement, prospectus or similar document under any applicable securities laws (including, but not limited to, the United States federal securities laws and the laws of the European Union or its member states), which the Issuer in its sole discretion determines (acting in good faith) would be materially burdensome (it being understood that it would not be materially burdensome to file the consent document(s) used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction); or (B) such solicitation would otherwise not be permitted under applicable law in such jurisdiction.

SECTION 9.06       Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture or waiver pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each outstanding Note, in the manner provided for in Section 12.01(b), setting forth in general terms the substance of such Supplemental Indenture or waiver. Failure to make the appropriate notice will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07       Trustee or Collateral Agent to Sign Amendments, Etc. The Trustee or the Collateral Agent, as the case may be, shall execute any amendment, supplement or waiver authorized pursuant and adopted in accordance with this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s or Collateral Agent’s, as the case may be, own rights, duties or immunities under this Indenture. The Trustee and the Collateral Agent shall receive an indemnity and/or security (including by way of pre-funding) satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture, that all conditions precedent in connection with such amendment, supplement or waiver have been satisfied, and that such amendment has been duly authorized, executed and delivered and is the legally valid and binding obligation of the Issuer enforceable against it in accordance with its terms. Such Opinion of Counsel and Officer’s Certificate shall be an expense of the Issuer. Notwithstanding the foregoing, neither an Opinion of Counsel nor a resolution, shall be required for the Trustee or the Collateral Agent to execute any Supplemental Indenture to this Indenture, the form of which is attached as Exhibit D hereto, adding a new Guarantor under this Indenture.

Article Ten
GUARANTEE

SECTION 10.01     Note Guarantees.

(a)            The Guarantors, either by execution of this Indenture or a Supplemental Indenture, fully and, subject to the limitations on the effectiveness and enforceability set forth in this Indenture or such Supplemental Indenture, as applicable, unconditionally guarantee, on a joint and several basis to each Holder and to the Trustee and the Collateral Agent and their respective successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee and the Collateral Agent and the obligations to pay Additional Amounts, if any) with respect to, each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this Indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the “Note Obligations”). The Guarantors further agree that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors shall remain bound under this Article Ten notwithstanding any extension or renewal of any Note Obligation. All payments under each Note Guarantee shall be made in U.S. dollars.

(b)            The Guarantors hereby agree that their obligations hereunder shall be as if they were each principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided that notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under a Note Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Guarantor or its assets), protest or notice with respect to any Note or the Indebtedness evidenced thereby and all demands whatsoever, and each covenant that their Note Guarantee shall not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.04. If at any time any payment of principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(c)            The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02     Subrogation.

(a)            Each Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Guarantor pursuant to the provisions of its Note Guarantee.

(b)            The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantors further agree that, as between them, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Note Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.02.

SECTION 10.03     Release of Note Guarantees. The Note Guarantee of a Guarantor shall automatically be released:

(a)            in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if (i) the sale or other disposition does not violate Section 4.09 and (ii) if the Guarantor is a Chargor and such sale or disposition constitutes an Asset Sale, a Notes Offer or Asset Sale Offer with respect to the Net Proceeds of such sale or disposition shall have been consummated as a condition precedent to such release;

(b)            in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if (i) the sale or other disposition does not violate Section 4.09, (ii) the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition and (iii) if the Guarantor is a Secured Guarantor and such sale or disposition constitutes an Asset Sale, a Notes Offer or Asset Sale Offer with respect to the Net Proceeds of such sale or disposition shall have been consummated as a condition precedent to such release;

(c)            if the Issuer designates such Guarantor (other than a Secured Guarantor) to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(d)            the Guarantor (other than a Secured Guarantor) becomes an Excluded Subsidiary under clauses (f) or (g) of such definition;

(e)            upon repayment of the Notes; or

(f)             upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided under Article Eight;

provided that, in each case, the Issuer, or such Guarantor, has delivered to the Trustee and the Collateral Agent an Officer’s Certificate (which may be combined with any other Officer’s Certificate required to be delivered pursuant to other provisions referenced in the foregoing clauses) and an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

Upon receipt of the Officer’s Certificate and the Opinion of Counsel referred to in the preceding paragraph, the Trustee and the Collateral Agent shall take all necessary actions at the request of the Issuer, including the granting of releases or waivers under the applicable Security Documents, at the request of the Issuer, to effectuate any release of a Note Guarantee in accordance with these provisions. Each of the releases set forth above shall be effected by the Trustee or the Collateral Agent without the consent of the Holders and will not require any other action or consent on the part of the Trustee or the Collateral Agent.

SECTION 10.04       Limitation and Effectiveness of Note Guarantees. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.

SECTION 10.05       Notation Not Required. Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.

SECTION 10.06     Successors and Assigns. This Article Ten shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee or the Collateral Agent, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

SECTION 10.07     No Waiver. Neither a failure nor a delay on the part of the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

SECTION 10.08     Modification. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

Article Eleven
SECURITY

SECTION 11.01     Security; Security Documents.

(a)            The due and punctual payment of the principal of, interest on and Additional Amounts, if any, on the Note Guarantees of the Secured Guarantors when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Note Guarantees and performance of all other obligations of the Secured Guarantors under this Indenture, shall be secured by the Collateral as provided in the Security Documents and subject to limitations set forth therein. The Trustee, the Collateral Agent, the Issuer and the Secured Guarantors hereby agree that, subject to Permitted Liens, the Collateral Agent shall hold the Collateral in trust for the benefit of itself, the Trustee and all of the Holders pursuant to the terms of the Security Documents and shall act as mortgagee or security holder under all mortgages or standard securities, beneficiary under all deeds of trust and as secured party under the applicable security agreements. For the avoidance of doubt, the Note Guarantees of the Chargors are secured solely by the shares of Capital Stock of each of the All-Assets Grantors owned by the Chargors (and proceeds therefrom) and not by any other assets of the Chargors.

(b)            Each Holder of the Notes, by its acceptance thereof, will be deemed to have:

(i)             irrevocably appointed Wilmington Trust, National Association, as Collateral Agent, to act as its collateral agent hereunder, under the Security Documents and the other relevant documents to which the Collateral Agent is a party; and

(ii)            irrevocably authorized the Collateral Agent and the Trustee to (1) perform the duties and exercise the rights, powers and discretions that are specifically given to each of them hereunder, under the Security Documents or other documents to which the Collateral Agent and/or the Trustee is a party, together with any other incidental rights, power and discretions and (2) execute each document expressed to be executed by the Collateral Agent and/or the Trustee on its behalf.

In acting under this Indenture or any of the Security Documents, the Collateral Agent shall have the privileges, powers, and immunities as set forth in this Indenture and in the Security Documents as if fully set forth herein or therein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the duties of the Collateral Agent are ministerial and administrative in nature and the Collateral Agent shall not be deemed to have any relationship of trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor. Without limiting the generality of the foregoing, the use of the term “agent’ in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied or express obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The Trustee, the Collateral Agent and each Holder, by its acceptance of the Notes and the Note Guarantees acknowledge that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of the secured parties. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of its powers. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents for turnover to the Trustee to make further distributions of such funds in accordance with the provisions of Section 6.10 of this Indenture.

In each case that the Collateral Agent may or is required hereunder or under any Security Document or any Approved Intercreditor Agreement to take any action (an “Action”), including ,without limitation, to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Approved Intercreditor Agreement, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

Upon receipt by the Collateral Agent of a written request signed by an Officer of the Issuer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and if satisfactory in form to the Collateral Agent, shall execute and enter into, without further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent and is a Security Document Order referred to in this Section 11.01 and (ii) instruct the Collateral Agent to execute and enter into such Security Document. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

Upon receipt by the Collateral Agent of a Security Document Order, the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without further consent of any holder or the Trustee, an Approved Intercreditor Agreement. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to this Section 11.01, (ii) certify that such Approved Intercreditor Agreement complied with the terms of this Indenture and the Security Documents and that all conditions precedent under this Indenture and the Security Documents have been complied with and (iii) instruct the Collateral Agent to enter into the Approved Intercreditor Agreement; provided that in no event shall the Collateral Agent be required to enter into an Approved Intercreditor Agreement if it determines that such Approved Intercreditor Agreement adversely affects its rights, duties, liabilities or immunities hereunder or under the Security Documents. The holders, by their acceptance of the Notes, authorize and direct the Collateral Agent to execute such agreement and the Collateral Agent shall be entitled to conclusively rely on such Security Document Order.

In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects its rights, duties, liabilities or immunities hereunder or under the Security Documents or otherwise subjects it to personal liability, including, without limitation, agreements to indemnify any contractual counterparty; provided that nothing in this paragraph shall be implied as imposing any such obligation on the Issuer or any Guarantor to obtain any such landlord lien waiver, estoppel or collateral access letter or any account control agreement.

SECTION 11.02     Authorization of Actions to be Taken by the Collateral Agent under the Security Documents. The Collateral Agent shall be the representative on behalf of the Holders and shall act upon the written direction of the Trustee (in turn, acting on written direction of the Holders of a majority in aggregate principal amount of the Notes) with regard to all voting, consent and other rights granted to the Trustee and the Holders of Notes under the Security Documents. Subject to the provisions of the Security Documents and the limitations set forth herein and therein, the Collateral Agent may (without obligation), in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Security Documents and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Secured Guarantors hereunder. Subject to the provisions of the Security Documents, the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts of impairment that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Collateral Agent (after consultation with the Trustee, where appropriate) may deem reasonably expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Collateral Agent). The Collateral Agent is hereby irrevocably authorized by each Holder of the Notes to effect any release of Liens or Collateral contemplated by Section 11.04 hereof or by the terms of the Security Documents.

SECTION 11.03     Post-Closing Actions. The Issuer will use commercially reasonable efforts to perfect on the Issue Date the security interests in the Collateral for the benefit of the Holders of the Notes that are created on the Issue Date, but to the extent any such security interest cannot be perfected by such date, the Issuer will do or cause to be done all commercially reasonable acts and things that may be required to have all security interests in the Collateral for the benefit of the Holders of the Notes duly created and enforceable and perfected, to the extent required by the Security Documents, promptly following the Issue Date.

SECTION 11.04     Release of Liens.

(a)            The Liens on the Collateral will be released or will no longer secure the obligations under the Indenture, the Notes and the Note Guarantees, automatically and without the need for any further action by any Person:

(i)             upon payment in full of principal, interest and all other Obligations on the Notes or satisfaction and discharge of the Indenture or defeasance (including covenant defeasance of the Notes);

(ii)            upon release of a Note Guarantee of a Secured Guarantor (with respect to the Liens securing such Note Guarantee granted by such Secured Guarantor) in accordance with the applicable provisions of this Indenture;

(iii)            in connection with any disposition of Collateral to any Person other than an All-Assets Grantor (but excluding any transaction subject to the covenant described in Article Five where the recipient becomes an obligor) that is not prohibited by the Indenture (with respect to the Lien on such Collateral); provided, that if such disposition constitutes an Asset Sale, a Notes Offer or Asset Sale Offer with respect to the Net Proceeds of such disposition shall have been consummated as a condition precedent to such release;

(iv)           with respect to any asset constituting Collateral that becomes an Excluded Asset;

(v)            with the consent of the requisite Holders of the Notes in accordance with the provisions under Article Nine including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; and

(vi)            in order to effectuate a reconstitution or merger for the purpose of re-flagging a Vessel in compliance with the covenant described under Section 4.25.

Each of the foregoing releases shall be effected by the Collateral Agent without the consent of the Holders of the Notes. Upon compliance by the Issuer or any Secured Guarantor, as the case may be, with the conditions precedent required by the Indenture and the Security Documents and delivery to the Trustee and the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel that all conditions precedent required by the Indenture and the Security Documents have been complied with, the Trustee or the Collateral Agent shall promptly cause the released Collateral to be released and re-conveyed to the applicable Secured Guarantor and take all other actions reasonably requested by the Issuer in connection therewith.

Article Twelve
MISCELLANEOUS

SECTION 12.01     Notices.

(a)            Any notice or communication shall be in writing and delivered in person or mailed by first class mail or sent by facsimile transmission addressed as follows:

if to the Issuer or the Guarantors:

Lindblad Expeditions Holdings, Inc.
96 Morton Street, 9th Floor
New York, New York 10014
Attn: Craig Felenstein, Chief Financial Officer and Alexis Freeman, General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Telecopy No.: (212) 735-3497
Attn: Laura Kaufmann Belkhayat

if to the Trustee, Collateral Agent, Principal Paying Agent or Transfer Agent:

                Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.: (612) 217-5651
Attention: Lindblad Expeditions Holdings, Inc., Notes Administrator

The Issuer, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)            Notices regarding the Notes shall be:

(i)       delivered to Holders electronically or mailed by first-class mail, postage paid; and (ii)       in the case of Definitive Registered Notes, delivered to each Holder by first-class mail at such Holder’s respective address as it appears on the registration books of the Registrar.

Notices given by first-class mail shall be deemed given five calendar days after mailing. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)            If and so long as the Notes are represented by Global Notes, notice to Holders, in lieu of being given in accordance with Section 12.01(b) above, may be given by delivery of the relevant notice to DTC for communication.

(d)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)            All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as approved by procedures of the Trustee)), in English. The Issuer and Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 12.02       Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture or the Security Documents, the Issuer or any Guarantor, as the case may be, shall furnish upon request to the Trustee or the Collateral Agent:

(a)            an Officer’s Certificate in form reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of the Officer, all conditions precedent, if any, provided for in this Indenture and the Security Documents, if applicable, relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel in form reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of such counsel, all such conditions precedent have been complied with (except in connection with execution of any Supplemental Indenture to this Indenture, the form of which is attached as Exhibit D hereto, adding a new Guarantor under this Indenture).

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such Opinion of Counsel is based are erroneous.

SECTION 12.03     Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 12.04     Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.05     No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees and the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.06     Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.07     Governing Law. THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES AND CERTAIN SECURITY DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.08     Jurisdiction. The Issuer and each Guarantor agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee or the Collateral Agent arising out of or based upon this Indenture, the Notes, the Note Guarantees or the Security Documents may be instituted in any state or Federal court located in the City of New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes, the Note Guarantees or the Security Documents, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or any Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or any Guarantor, as the case may be, are subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or any Guarantor, as the case may be, in the manner provided by this Indenture. Each of the Guarantors not resident in the United States has appointed Corporation Service Company, located at its office at 19 West 44th Street, Suite 200, New York, New York 10036, or any successor so long as such successor is resident in the United States and can act for this purpose, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes, the Note Guarantees or the Security Documents or the transactions contemplated herein which may be instituted in any state or Federal court in the City of New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Corporation Service Company has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action involving the Issuer or any Guarantor arising out of or based upon this Indenture, the Notes, the Note Guarantees or the Security Documents may be instituted by any Holder or the Trustee or the Collateral Agent in any other court of competent jurisdiction. The Issuer and each Guarantor expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto.

EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 12.09     No Recourse Against Others. A director, officer, employee, incorporator, member or shareholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under this Indenture, the Notes, any Note Guarantee or Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.

SECTION 12.10     Successors. All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11     Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or other electronic format (i.e., “pdf” or “tif” or any electronic signature complying with the U.S. federal ESIGN Act of 2000) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic format (i.e., “pdf” or “tif” or any electronic signature complying with the U.S. federal ESIGN Act of 2000) shall be deemed to be their original signatures for all purposes. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. Neither the Trustee nor the Collateral Agent shall have any duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 12.12     Table of Contents and Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.13     Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14     Currency Indemnity. Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer or any Guarantor, shall constitute a discharge of the Issuer or the Guarantors’ obligation under this Indenture and the Notes or Note Guarantee, as the case may be, only to the extent of the amount of the Required Currency which could be purchased in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder or the Trustee, as the case may be, the Issuer and the Guarantors shall indemnify and hold harmless the holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LINDBLAD EXPEDITIONS HOLDINGS, INC., as Issuer

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LINDBLAD MARITIME ENTERPRISES, LTD., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LINDBLAD EXPEDITIONS, LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX ENDURANCE LTD., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LINDBLAD BLUEWATER II LIMITED, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LINDBLAD MARITIME VENTURES, INC., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

[Signature Page to Indenture]

SPEX SEA BIRD LTD., as Guarantor
By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

SPEX SEA LION LTD., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX EXPLORER LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX GALAPAGOS PARTNERS I LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX GALAPAGOS PARTNERS II LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX GALAPAGOS PARTNERS III LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX QUEST LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX VENTURE LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

[Signature Page to Indenture]

FILLMORE PEARL HOLDING, LTD, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

FILLMORE PEARL (CAYMAN) II, LTD, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX ESPRIT LTD., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

MARVENTURA DE TURISMO CIA. LTDA, as Guarantor

By:	/s/ Pablo Peña
Name: Pablo Peña
Title: Executive President

METROHOTEL CIA. LTDA, as Guarantor

By:	/s/ Pablo Peña
Name: Pablo Peña
Title: Executive President

NAVILUSAL CIA. LTDA., as Guarantor

By:	/s/ Dolf Berle
Name: Dolf Berle
Title: President

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee, Principal Paying Agent, Transfer Agent and Registrar

By:	/s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title: Assistant Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:	/s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title: Assistant Vice President

[Signature Page to Indenture]

Exhibit A

[FORM OF FACE OF NOTE]

LINDBLAD EXPEDITIONS HOLDINGS, INC.

[If Regulation S Global Note – CUSIP Number U53479 AA6 / ISIN USU53479AA69]

[If Restricted Global Note – CUSIP Number 535219 AA7/ US535219AA75]

No. [●]

[Include if Global Note — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE “SECURITIES ACT”) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE WHEN THE NOTES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION] RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) IN THE UNITED STATES TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (PROVIDED THAT PRIOR TO A TRANSFER PURSUANT TO CLAUSE (D) OR (E), THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (D) OR (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT SHALL NOT TRANSFER THE SECURITIES IN AN AMOUNT LESS THAN $2,000.

9.000% SENIOR SECURED NOTE DUE 2028

Lindblad Expeditions Holdings, Inc., a Delaware corporation, for value received, promises to pay to Cede & Co. or registered assigns the principal sum of $________________________ (as such amount may be increased or decreased as indicated in Schedule A (Schedule of Principal Amount in the Global Note) of this Note) on May 15, 2028.

From May 2, 2023 or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 9.000%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2023, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding May 1 or November 1, as the case may be. Interest on overdue principal and interest, including Additional Amounts, if any, will accrue at a rate that is 1.0% higher than the interest rate on the Notes.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Lindblad Expeditions Holdings, Inc., has caused this Note to be signed manually, electronically or by facsimile by its duly authorized signatory.

Dated:

Lindblad Expeditions Holdings, Inc.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

Date:

[FORM OF REVERSE SIDE OF NOTE]
9.000% Senior Secured Note due 2028

1.            Interest

Lindblad Expeditions Holdings, Inc., a Delaware corporation (together with its successors and assigns under the Indenture, the “Issuer”), for value received, promises to pay interest on the principal amount of this Note from May 2, 2023 at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the interest rate borne by the Notes compounded semi-annually, and interest on overdue principal and interest, including Additional Amounts, if any, will accrue at a rate that is 1.0% higher than the interest rate on the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth in this Note.

2.            Additional Amounts

(a)            All payments made by or on behalf of the Issuer or any of the Guarantors (including, in each case, any successor entity) under or with respect to the Notes or any Note Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Issuer, any Guarantor or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction (other than the United States or any political subdivision thereof or therein) in which the Issuer or any Guarantor is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein and, in the case of any successor entity, wherein such successor entity assumes the obligations of the Notes, the Guarantees and the Indenture following a merger, consolidation or transfer, lease or conveyance of substantially all of the assets and properties of the Issuer or the applicable Guarantor or (2) any jurisdiction from or through which any payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”, and (1) a “Relevant Tax Jurisdiction”) in respect of any payments under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of Notes after such withholding or deduction shall equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(1)            any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Notes being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having a permanent establishment in, the relevant Tax Jurisdiction or having or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of Notes, the exercise or enforcement of rights under such Note, the Indenture or a Note Guarantee, or the receipt of payments in respect of such Note or a Note Guarantee;

(2)            any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(3)            any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(4)            any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or any Note Guarantee;

(5)            any Taxes to the extent such Taxes would not have been imposed or withheld but for the failure of the holder or beneficial owner of the Notes, following the Issuer’s reasonable written request addressed to the holder at least 60 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;

(6)            any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Notes to the extent such Taxes could have been avoided by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent;

(7)            any Taxes imposed on or with respect to any payment by the Issuer or any of the Guarantors to the holder of the Notes if such holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed on such payments had such holder been the sole beneficial owner of such Note;

(8)            any Taxes that are imposed pursuant to current Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(9)            any combination of clauses (1) through (8) above.

Notwithstanding the foregoing, the limitations on the obligations of the Issuer or any Guarantor to pay Additional Amounts set forth in item (5) above will not apply if the provision of any certification, identification, information, or other reporting requirement described in such item (5) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulations, treaty and administrative practice (such as U.S. Internal Revenue Service Forms W-8BEN and W-9).

In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the holder and the Trustee for any present or future stamp, issue, registration, value added, court or documentary Taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Indenture, any Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee (limited, solely in the case of Taxes attributable to the receipt of any payments, to any such Taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (9) above or any combination thereof).

(b)            If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Trustee shall be entitled to rely absolutely on an Officer’s Certificate as conclusive proof that such payments are necessary.

(c)            The Issuer or the relevant Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will furnish to the Trustee (or to a Holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

(d)            Whenever in the Indenture or this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)            The preceding obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer (or any Guarantor) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the Notes (or any Note Guarantee) by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

3.            Method of Payment

The Issuer shall pay interest on this Note (except defaulted interest) to the Holder at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by this Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of this Note to the Paying Agent.

4.            Paying Agent and Registrar

Initially, Wilmington Trust, National Association, or one of its affiliates will act as Principal Paying Agent and Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

5.            Indenture

The Issuer issued this Note under an indenture, dated as of May 2, 2023 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among, inter alios, the Issuer, the Guarantors and Wilmington Trust, National Association., as trustee (the “Trustee”) and as Principal Paying Agent, Transfer Agent, Registrar and Collateral Agent. The terms of this Note include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

6.            Optional Redemption

(a)            At any time prior to May 15, 2025, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture, upon giving not less than 10 nor more than 60 days’ (except as otherwise set forth in the Indenture), at a redemption price equal to 109.000% of the principal amount of Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with an amount equal to the net cash proceeds of an Equity Offering; provided that:

(1)            at least 55% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (except to the extent that all remaining outstanding Notes are substantially concurrently repurchased or redeemed in full, or are to be repurchased or redeemed in full and for which a notice of repurchase or redemption has been issued, in accordance with another provision of the Indenture); and

(2)            the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)            At any time prior to May 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon giving not less than 10 nor more than 60 days’ notice (except as otherwise set forth in the Indenture), at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium (as calculated by the Issuer) as of, and accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of redemption, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)            Except pursuant to the preceding two paragraphs, the Notes will not be redeemable at the Issuer’s option prior to May 15, 2025.

(d)            On or after May 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice (except as otherwise set forth in the Indenture), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Redemption Year Price
2025	104.500%
2026	102.250%
2027 and thereafter	100.000%

(e)            Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f)            Any redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)            1.00% of the principal amount of the Note; and

(2)            the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at May 15, 2025 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”) plus (ii) all required interest payments due on the Note through May 15, 2025 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Notes.

For the avoidance of doubt, calculation or verification of the calculation of the Applicable Premium shall not be an obligation or duty of the Trustee or the Registrar or any Paying Agent.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

7.            Redemption for Changes in Taxes

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior written notice to the Holders of the Notes, with a copy to the Trustee (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 3.04 of the Indenture), at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes or Note Guarantees, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Issuer or any Guarantor), and the requirement arises as a result of: (1) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the applicable Relevant Tax Jurisdiction, which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date); or (2) any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice) of the applicable Relevant Tax Jurisdiction, which change or amendment is announced and becomes effective after the date of the Offering Memorandum (or if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the date of the Offering Memorandum, after such later date) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or Additional Amounts if a payment in respect of the Notes or Note Guarantees were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an opinion of an independent tax advisor of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the Trustee) to the effect that there has been a Change in Tax Law which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer delivers notice of redemption of the Notes as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer or the relevant Guarantor taking reasonable measures available to it.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

The foregoing provisions of this paragraph 7 will apply, mutatis mutandis, to any successor of the Issuer (or any Guarantor) with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Issuer (or any Guarantor).

8.            [Reserved]

9.            Repurchase at the Option of Holders

(a)            Upon a Change of Control, the Holders shall have the right to require the Issuer to offer to repurchase the Notes pursuant to Section 4.11 of the Indenture.

(b)            The Notes may also be subject to Asset Sale Offers pursuant to Section 4.09 of the Indenture.

10.            Denominations

The Notes (including this Note) are in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof of principal amount at maturity. The transfer of Notes (including this Note) may be registered, and Notes (including this Note) may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

11.            Unclaimed Money

All moneys paid by the Issuer or the Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, this Note or any other Note that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantors for payment thereof.

12.            Discharge and Defeasance

The Notes shall be subject to defeasance, satisfaction and discharge as provided in Article Eight of the Indenture.

13.            Amendment, Supplement and Waiver

The Notes, the Note Guarantees, the Indenture and the Security Documents may be amended or modified as provided in Article Nine of the Indenture.

14.            Defaults and Remedies

This Note and the other Notes have the Events of Default as set forth in Section 6.01 of the Indenture.

15.            Security

This Note and the other Notes will be secured by the Security Interests in the Collateral, subject to limitation on the extent to which the Collateral secures the Obligations contemplated by the Security Documents, as set forth in Article Eleven of the Indenture.

16.            Trustee and Collateral Agent Dealings with the Issuer

The Trustee and the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee or the Collateral Agent. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

17.            No Recourse Against Others

A director, officer, employee, incorporator, shareholder, as such, of the Issuer or any Guarantors shall not have any liability for any obligations of the Issuer or any Guarantors under this Note, the other Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

18.            Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.            Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.            ISIN and/or CUSIP Numbers

The Issuer may cause ISIN and/or CUSIP numbers to be printed on the Notes, and if so the Trustee shall use ISIN and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed on the Notes.

21.            Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the state of New York without regard to the conflict of law rules thereof.

ASSIGNMENT FORM

To assign and transfer this Note, fill in the form below:

(I) or (the Issuer) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint ________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

Date:

Certifying Signature

In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Issuer or any of its Affiliates, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW
(1)	☐	to the Issuer or any Subsidiary; or
(2)	☐	pursuant to an effective registration statement under the U.S. Securities Act of 1933; or
(3)	☐	pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or
(4)	☐	pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or
(5)	☐	pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (4) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; and if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Signature:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

Certifying Signature:	Date:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note or a portion thereof repurchased pursuant to Section 4.09 or 4.11 of the Indenture, check the box: ☐

If the purchase is in part, indicate the portion (in denominations of $2,000 or any integral multiple of $1,000 in excess thereof) to be purchased:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Decrease/ Increase	Amount of Decrease in Principal Amount	Amount of Increase in Principal Amount	Principal Amount Following such Decrease/Increase	Signature of authorized officer of Registrar

*            This schedule should be included only if the Note is issued in global form.

Schedule A-1

Exhibit B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE1

(Transfers pursuant to § 2.06(b)(ii) of the Indenture)

Wilmington Trust, National Association,
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.: (612) 217-5651
Attention: Lindblad Expeditions Holdings, Inc., Notes Administrator

Re:       Lindblad Expeditions Senior Secured Notes (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 2, 2023 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among, inter alios, Lindblad Expeditions Holdings, Inc., a Delaware corporation, as Issuer, the guarantors party thereto, as Guarantors, and Wilmington Trust, National Association, as Trustee and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $ ___________aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No.: 535219 AA7; ISIN No: US535219AA75) with DTC in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (CUSIP No.: U53479 AA6; ISIN No: USU53479AA69).

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

(a)	with respect to transfers made in reliance on Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), does certify that:

(i)	the offer of the Notes was not made to a person in the United States;

(ii)	either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States; or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

1If the Note is a Definitive Registered Note, appropriate changes need to be made to the form of this transfer certificate.

B-1

(iii)	no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

(iv)	the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(v)	the Transferor is not the Issuer, a distributor of the Notes, an affiliate of the Issuer or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

(b)	with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

You, the Issuer, the Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name:
Title:

Date:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

cc:

Attn:

B-2

Exhibit C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

(Transfers pursuant to § 2.06(b)(iii) of the Indenture)

Wilmington Trust, National Association Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.: (612) 217-5651
Attention: Lindblad Expeditions Holdings, Inc., Notes Administrator

Re:       Lindblad Expeditions Senior Secured Notes (the “Notes”)

Reference is hereby made to the Indenture, dated as of May 2, 2023 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among, inter alios, Lindblad Expeditions Holdings, Inc., a Delaware corporation, as Issuer, the guarantors party thereto, as Guarantors, and Wilmington Trust, National Association, as Trustee and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $ ___________aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with DTC (CUSIP No.: U53479 AA6; ISIN No.: USU53479AA69) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No.: 535219 AA7; ISIN No.: US535219AA75).

In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

CHECK ONE BOX BELOW:
☐	the Transferor is relying on Rule 144A under the Securities Act for exemption from such Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a QIB as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or
☐	the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Issuer’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

C-1

You, the Issuer, the Guarantors, and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

Date:

Signature Guarantee:
(Participant in a recognized signature guarantee medallion program)

cc:

Attn:

C-2

Exhibit D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of [●], 20[●] (this “Supplemental Indenture”), by and among Lindblad Expeditions Holdings, Inc. (the “Issuer”), the other parties listed as New Guarantors on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and Wilmington Trust, National Association., as trustee (in such capacity, the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of May 2, 2023 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Issuer of $275,000,000 aggregate principal amount of 9.000% Senior Secured Notes due 2028 (the “Notes”).

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all necessary acts have been done to make this Supplemental Indenture a legal, valid and binding agreement of each New Guarantor in accordance with the terms of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1         Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II
AGREEMENT TO BE BOUND

SECTION 2.1         Agreement to Guarantee. The New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The New Guarantor hereby agrees to provide a Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Ten thereof.

D-1

SECTION 2.2         Execution and Delivery. The New Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

ARTICLE III
MISCELLANEOUS

SECTION 3.1         Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.2         Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3         Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.4         Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.5         Effect of Headings. The headings herein are convenience of reference only and shall not affect the construction hereof.

SECTION 3.6         The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

SECTION 3.7         Benefits Acknowledged. The New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

SECTION 3.8         Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

Lindblad Expeditions Holdings, Inc.

By:
Name:
Title:

NEW GUARANTORS:

[NEW GUARANTORS]

By:
Name:
Title:

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

D-3